EXECUTION COPY



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                            ASSET PURCHASE AGREEMENT

                                      among

                                 PRIMESTAR INC.,

                            PRIMESTAR PARTNERS L.P.,

                               PRIMESTAR MDU, INC.

                THE STOCKHOLDERS OF PRIMESTAR, INC. LISTED HEREIN

                                       and

                         HUGHES ELECTRONICS CORPORATION









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
                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

                                     ARTICLE I

CERTAIN DEFINITIONS........................................................  1

                                    ARTICLE II

ASSETS TO BE ACQUIRED...................................................... 17
Section 2.1.  Sale and Purchase of Transferred Assets...................... 17

                                    ARTICLE III

ASSUMPTION OF ASSUMED LIABILITIES.......................................... 22
Section 3.1.  Assumption of Assumed Liabilities............................ 22
Section 3.2.  Excluded Liabilities......................................... 22

                                    ARTICLE IV

PURCHASE PRICE............................................................. 24
Section 4.1.  Purchase Price............................................... 24
Section 4.2.  Adjustment of Purchase Price................................. 24
Section 4.3.  Allocation of Purchase Price................................. 26

                                     ARTICLE V

CLOSING.................................................................... 28
Section 5.1.  Closing...................................................... 28
Section 5.2.  Closing Deliveries of Seller................................. 28
Section 5.3.  Closing Deliveries of Buyer.................................. 28
Section 5.4.  Transfer Taxes............................................... 28
Section 5.5.  Property Taxes............................................... 28

                                    ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS ................................. 29
Section 6.1.  Due Organization............................................. 29
Section 6.2.  Capitalization of Sellers and their Subsidiaries............. 29
Section 6.3.  Authority.................................................... 31
Section 6.4.  Title to Assets; Owned Real Property......................... 31
Section 6.5.  Financial Statements......................................... 31


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
Section 6.6.  Noncontravention............................................. 32
Section 6.7.  Primestar Inventory; Accounts Receivable..................... 32
Section 6.8.  Taxes........................................................ 33
Section 6.9.  No Undisclosed Liabilities; Absence of Changes............... 34
Section 6.10. Employee Plans............................................... 35
Section 6.11. Material Contracts........................................... 36
Section 6.12. Litigation................................................... 37
Section 6.13. Governmental Authorization................................... 38
Section 6.14. Compliance With Applicable Law............................... 38
Section 6.15. Labor and Employment Matters................................. 39
Section 6.16. FCC Matters.................................................. 39
Section 6.17. Intellectual Property........................................ 40
Section 6.18. Insurance.................................................... 40
Section 6.19. Restrictive Covenants........................................ 40
Section 6.20. Brokers...................................................... 40
Section 6.21. Indebtedness................................................. 40
Section 6.22. Liens........................................................ 41
Section 6.23. Leases....................................................... 41
Section 6.24. Tangible Property............................................ 41
Section 6.25. Programming Arrangements..................................... 42
Section 6.26. Subscribers.................................................. 43
Section 6.27. Private Placement............................................ 44

                                    ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS............................. 44
Section 7.1.  Authority.................................................... 44
Section 7.2.  Noncontravention............................................. 44

                                   ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF BUYER.................................... 45
Section 8.1.  Organization and Standing.................................... 45
Section 8.2.  Authority Relative to this Agreement......................... 45
Section 8.3.  Noncontravention............................................. 46
Section 8.4.  Governmental Authorization................................... 46
Section 8.5.  Litigation................................................... 47
Section 8.6.  Brokers...................................................... 47

                                    ARTICLE IX

COVENANTS.................................................................. 47
Section 9.1.  Conduct of Business of the Company........................... 47

Section 9.2.  No Solicitation.............................................. 51
Section 9.3.  Representations and Warranties............................... 51
Section 9.4.  Access to Information........................................ 51
Section 9.5.  Notices and Consents......................................... 53
Section 9.6.  Notification of Certain Matters.............................. 54
Section 9.7.  Public Announcements......................................... 54
Section 9.8.  Employee Matters............................................. 54
Section 9.9.  Tax Matters.................................................. 57
Section 9.10. Commercially Reasonable Efforts; Further Assurances.......... 58
Section 9.11. Billing and Customer Management Systems...................... 58
Section 9.12. Bulk Transfer Laws........................................... 58
Section 9.13. Subscriber List, Etc......................................... 58
Section 9.14. Shutdown..................................................... 59
Section 9.15. Transfer Restrictions........................................ 59
Section 9.16. Power of Attorney with Respect to Assets..................... 60
Section 9.17. ResNet Communications, LLC and Global Interactive
               Communications Corporation.................................. 61

                                     ARTICLE X

CONDITIONS TO TRANSFER OF TRANSFERRED ASSETS............................... 61
Section 10.1.  Conditions to Each Party's Obligations...................... 61
Section 10.2.  Conditions to Obligations of Buyer.......................... 62
Section 10.3.  Conditions to Obligations of Sellers........................ 64

                                    ARTICLE XI

TERMINATION................................................................ 65
Section 11.1.  Termination................................................. 65
Section 11.2.  Effect of Termination....................................... 67

                                    ARTICLE XII

SURVIVAL................................................................... 67
Section 12.1.  Survival.................................................... 67

                                   ARTICLE XIII

INDEMNIFICATION............................................................ 68
Section 13.1.  Indemnification by Seller and the Stockholders.............. 68
Section 13.2.  Indemnification by Buyer.................................... 69
Section 13.3.  Procedures for Indemnification.............................. 70
Section 13.4.  Termination of Indemnification Obligations.................. 72

Section 13.5.  Certain Limitations......................................... 72

                                    ARTICLE XIV

GENERAL PROVISIONS......................................................... 73
Section 14.1.  Assignment.................................................. 73
Section 14.2.  Parties in Interest......................................... 74
Section 14.3.  Amendment................................................... 74
Section 14.4.  Waiver; Remedies............................................ 74
Section 14.5.  Effect of Investigation..................................... 74
Section 14.6.  Fees and Expenses........................................... 74
Section 14.7.  Notices..................................................... 75
Section 14.8.  Captions; Currency.......................................... 78
Section 14.9.  Entire Agreement............................................ 79
Section 14.10. Severability................................................ 79
Section 14.11. Dispute Resolution.......................................... 79
Section 14.12. Exhibits and Schedules; Disclosure.......................... 80
Section 14.13. Governing Law............................................... 80
Section 14.14. Counterparts................................................ 81
Section 14.15. Interpretation.............................................. 81









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
                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT dated as of January 22, 1999 by and among Hughes Electronics Corporation, a Delaware corporation ("Buyer"), Primestar, Inc., a Delaware corporation ("Primestar"), Primestar MDU, Inc., a wholly owned subsidiary of Primestar ("MDU"), Primestar Partners L.P., a Delaware limited partnership ("PLP," and, together with Primestar and MDU, the "Sellers") and, with respect to certain provisions hereof, those stockholders of Primestar identified on the signature pages hereof (the "Stockholders").


                              W I T N E S S E T H:

            WHEREAS, Sellers are engaged in the Business (as defined herein);
and

            WHEREAS, Sellers desire to sell, assign and transfer, and Buyer desires to purchase and acquire from Sellers, all of the Sellers' right, title and interest in and to all of the assets, properties and rights used in or necessary to the operation of the Business except for the Excluded Assets (as defined herein), all pursuant to the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

            For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

            "AAA Rules" shall have the meaning set forth in Section 14.11.

            "Action" means any action, suit or proceeding at law or in equity, arbitration, inquiry, investigation or governmental, administrative, regulatory or other proceeding by or before any Governmental Entity.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

            "Agreement" means this Asset Purchase Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Antitrust Division" shall have the meaning set forth in Section
9.5.

            "Arbiter" shall have the meaning set forth in Section 4.2(a)(iii).

            "Asset Acquisition Statement" shall have the meaning set forth in
Section 4.3(a).

            "Assumed Liabilities" shall have the meaning set forth in Section
3.1.

            "Benefit Plans" shall have the meaning set forth in Section 6.10(b).

            "Business" means the business of distributing the "PRIMESTAR" programming service or signal which includes any proposed or ongoing uses of communications satellites to provide video and associated audio programming services using FSS/BSS frequencies via satellite master antenna television system configuration or direct-to-home service (including single family homes, hotels, motels, bars, restaurants, multiple dwelling units and other similar uses) through other reception equipment of customers or Subscribers of such business activity, or to multiple dwelling units comprising such customers or Subscribers.

            "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

            "Buyer" shall have the meaning set forth in the preamble to this Agreement.

            "Buyer Group" shall have the meaning set forth in Section 13.1 .

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended to the date hereof.

            "Closing" shall have the meaning set forth in Section 5.1.

            "Closing Date" shall have the meaning set forth in Section 5.1.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Communications Act" means the Federal Communications Act of 1934, as amended.

            "Confidentiality Agreement" means that certain confidentiality agreement, dated as of October 7, 1998, between Primestar and DIRECTV Enterprises, Inc., a wholly owned Subsidiary of Buyer. Buyer hereby agrees to be bound by the Confidentiality Agreement on the same terms as DIRECTV Enterprises, Inc. and the Sellers other than Primestar hereby agree to be bound by such agreement on the same terms as Primestar.

            "Consents" means consents, waivers, approvals, allowances, novations, authorizations, permits, filings, orders, registrations and notifications.

            "Contracts" means all Intellectual Property and other license agreements, manufacturing agreements, supply agreements, programming agreements, subscriber agreements, marketing agreements, customer service agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, insurance policies and arrangements, guarantee agreements, credit agreements, notes, mortgages, security agreements, financing leases, comfort letters, foreign currency forward exchange contracts, confidentiality agreements, joint venture agreements, partnership agreements, leases (other than Leases), open bids, powers of attorney and all other agreements and contracts and binding memoranda of understanding, letters of intent and commitments including, in each case, all amendments, modifications and



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
supplements thereto and waivers and consents thereunder, but in no event shall Contracts include employment and consulting agreements.

            "Customer Premises Equipment" means equipment and drop-materials (other than IRDs, LNBs, Dishes and Primefinder Remotes), used in the reception of the "PRIMESTAR" programming service and either located at an office facility Related to the Business or installed in the home or place of business of any Primestar Subscriber or disconnected Primestar Subscriber.

            "Damages" means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions or other legal matters; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties recovered by a third party with respect thereto; out-of-pocket expenses and reasonable attorneys', accountants' and other experts' fees and expenses reasonably incurred in investigating, preparing or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnitee's rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions or other legal matters).

            "DBS" means Direct Broadcast Satellite.

            "Debt Tender Condition" means the condition that holders of the Senior Subordinated Notes and the Senior Subordinated Discount Notes and the lenders under the Interim Credit Facility consent to modifications to the terms of such debt in accordance with Section 10.3(e) and Schedule 11.2.

            "Demand" shall have the meaning set forth in Section 14.11.

            "Dish" means a satellite dish, including mount and assembly, for reception of the "PRIMESTAR" programming service.

            "Disputes" shall have the meaning set forth in Section 14.11.

            "Distributors" means any of those Persons that are authorized by Sellers or its agents to distribute or sell Primestar's satellite programming service,



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
including, master sales agents, sales agents, Full Service Providers, telemarketing agents, any buying groups and consumer retail outlets such as Radio Shack and Nobody Beats the Wiz.

            "Environmental Laws" means any and all applicable Laws and Licenses issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the management, Release or threatened Release of Hazardous Materials, in each case as in effect on the date hereof and as may be amended from time to time.

            "ERISA" shall have the meaning set forth in Section 6.10(b).

            "Estimated Net Working Capital Amount" shall have the meaning set forth in Section 4.2(a)(i).

            "Estimated Working Capital Certificate" shall have the meaning set forth in Section 4.2(a).

            "Exchange Act" shall have the meaning set forth in Section 6.5.

            "Excluded Assets" means (i) all bank accounts of Sellers and their Subsidiaries and the cash contained therein and cash equivalents, certificates of deposit and similar short-term investments held by Sellers or their Subsidiaries at the Closing Date, (ii) all rights of Sellers and their Subsidiaries under or pursuant to the Excluded Contracts, (iii) all rights to receive Tax refunds and similar Tax benefits and utilize net operating losses with respect to the Business, in each case, for periods ending on or prior to the Closing Date, (iv) other than the equity of ResNet Communications, LLC or Global Interactive Communications Corporation owned by MDU, all of the outstanding equity securities of the Subsidiaries of Primestar and the other Sellers, including the equity interests of PLP, (v) the business radio license used by Sellers in connection with the operation of their business locations in Philadelphia, (vi) Field Assets located at any Primestar facilities the leases for which constitute Excluded Contracts or are listed on Schedule 1.1(a)(iii); provided, that Buyer has the right to use the Field Assets located at the facilities located on Schedule 1.1(a)(iii) for the period Buyer has the right to occupy such premises and (vii) any account receivable owed by Tempo to Primestar or any of its Subsidiaries relating to the Reimbursement Obligation (as defined in the High Power Agreement).




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
            "Excluded Contracts" means any rights under the Capacity Option (as defined in the High Power Agreement), the Tempo Agreement, all indemnification letters, "glue" letters and similar reimbursement Contracts of Sellers, all Benefit Plans, all employment and consulting contracts and similar service contracts of Sellers (including those set forth on Schedule 6.10(b)), all Facility Leases other than the Lease for the premises located at 8085 S. Chester Street and those other Facility Leases identified by Buyer to Primestar, those other Contracts and Leases set forth on Schedule 1.1(a)(iii), those excluded pursuant to Section 2.1(d) and the following agreements executed by Primestar, PLP, the Stockholders and certain other parties in connection with the restructuring transaction (which was completed on April 1, 1998): the Stockholders Agreement, the Registration Rights Agreement, the Reimbursement Agreements, the Transition Services Agreement, the US West Guarantee, the Restructuring Agreement and the TSAT Stockholders Agreement (each, as defined in the Restructuring Agreement).

            "Excluded Liabilities" shall have the meaning set forth in Section 3.2.

            "Facility Leases" means all Leases pursuant to which Sellers or their Subsidiaries rent space in connection with the Business.

            "FCC" means the Federal Communications Commission and any successor agency thereto.

            "Field Assets" means the office equipment, including computer equipment and communications equipment, furniture, tools and vehicles located at Primestar's office facilities and used to support the Business.

            "Final Working Capital Certificate" shall have the meaning in
Section 4.2(a)(ii).

            "Former Business" means any corporation, partnership, entity, division, business unit, business, assets, plant, product line, operations or contract (including any assets and Liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested by Sellers or any of their respective Subsidiaries (or any of their predecessors) or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated by Sellers or any of their respective Subsidiaries (or any of their predecessors), in each of the foregoing cases, as of the Closing Date.




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
            "FTC" means the Federal Trade Commission.

            "Full Service Providers" means those Persons identified on Schedule 6.11(d).

            "GAAP" means generally accepted accounting principles in the United States of America, as in effect on the date of this Agreement.

            "GE Americom" means GE American Communications, Inc., a Delaware corporation.

            "GE Transponder Lease" means that certain amended and restated memorandum of agreement dated as of October 18, 1996, as modified by Amendment No. 1 thereto dated February 19, 1997, between GE Americom and PLP.

            "GI Contract" means Digicipher System License Agreement, dated July 1, 1996, by and between General Instrument Corporation of Delaware and PLP which provides for, among other things the purchase of IRDs.

            "GM" means General Motors Corporation, a Delaware corporation.

            "Governmental Entity" means any federal, state or local government or any court, arbitral tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic, foreign or international.

            "Hazardous Materials" means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

            "High Power Agreement" means the Asset Purchase Agreement dated as of the date hereof among Primestar, PLP, Tempo and Buyer.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder.



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
            "Indemnifying Party" shall have the meaning set forth in Section 13.3(a).

            "Indemnitee" means any member of the Buyer Group or the Seller Group which may seek indemnification under this Agreement.

            "Intellectual Property" means (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and patent and invention disclosures, and all other rights of inventorship, worldwide, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof;
(2) all trademarks, service marks, trade names, trade dress, logos, business and product names and slogans, worldwide, and registrations and applications for registration thereof; (3) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (4) all mask works and semiconductor chip rights, worldwide, and all applications, registrations and renewals in connection therewith; (5) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications); (6) all computer and electronic data processing programs and software, both source code and object code (including data and related documentation, flow charts, diagrams, descriptive texts and programs, computer printouts, underlying tapes, computer databases and similar items), computer applications and operating programs; (7) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide;
(8) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (9) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

            "Interim Credit Facility" means that certain Senior Subordinated Credit Agreement, dated April 1, 1998, among Primestar and certain financial institutions with respect to a $350 million unsecured senior subordinated interim loan.

            "IRD" means an Integrated Receiver Decoder.




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
            "IRS" means the Internal Revenue Service.

            "Knowledge" means actual knowledge after reasonable inquiry and investigation.

            "Laws" means all laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions, restraining orders and binding determinations of all Governmental Entities.

            "Leases" means all leases, subleases and other arrangements with respect to real property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

            "Liability" means any and all debts, liabilities, obligations and commitments, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including whether arising out of any Contract or Lease or tort based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

            "Licenses" means all licenses, permits, authorizations, consents, certificates, registrations, variances, exemptions, waivers, franchises and other approvals from any Governmental Entity, including environmental Licenses.

            "Liens" means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Loral" means Space Systems/Loral, Inc., a Delaware corporation.

            "Loral Contract" means TPO 1 290 BSS Construction Agreement, dated as of February 22, 1990, between Tempo and Loral, as amended to the date hereof.




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
            "LNB" means a Low Noise Block Converter.

            "Material Adverse Change" means any event, change or development which has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, assets or liabilities of Sellers or the Transferred Assets; provided, that (i) any promotional or marketing activity taken by another multichannel video programming distributor or (ii) any commercially reasonable response to the action described in clause (i) hereof that is taken by Primestar to retain existing Subscribers, to retain distribution channels or to obtain new Subscribers, shall not constitute a Material Adverse Change.

            "Material Adverse Effect" means, with respect to any party, a material adverse effect on, or any effect that results in a material adverse change in, (a) the business, condition (financial or otherwise), operations, results of operations, assets or liabilities of such party or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

            "Material Contracts" shall have the meaning set forth in Section 6.11(a).

            "MDU" shall have the meaning set forth in the preamble to this Agreement.

            "Net Book Value" shall equal original cost less accumulated depreciation computed in accordance with GAAP on a basis consistent with Sellers' accounting policies in existence as of September 30, 1998.

            "Net Working Capital" means the amount determined by subtracting Working Capital Liabilities from Working Capital Assets.

            "Newco" shall have the meaning set forth in Section 2.1(a).

            "Option" shall have the meaning set forth in Section 9.17.

            "Option Agreement" means the Option Agreement, dated as of February 8, 1990, between Tempo and PLP, pursuant to which Tempo granted to PLP an option to purchase or lease 100% of the DBS system capacity on the Ground Satellite and the In-Orbit Satellite (each as defined in the High Power Agreement).

            "Ordinary Course of Business" means the ordinary course of business of Primestar consistent with past custom and practice (including with respect to quantity and frequency).

            "Panel" shall have the meaning set forth in Section 14.11.

            "Parent Securities" means 4,871,448 shares of Class H Common Stock of GM.

            "Parent Security Documents" means those Contracts to be executed and delivered by Buyer and Primestar in connection with the issuance of the Parent Securities hereunder which will include a purchase agreement, registration rights agreement and any related agreements or certificates customarily executed in connection with the private placement of equity securities and the granting of registration rights relating thereto, in each case, in such form and on such terms and conditions as Buyer and Primestar shall mutually agree (but subject to, among other things, the restrictions with respect thereto relating to such issuance and registration as set forth in Section 9.15).

            "Partnership Credit Facility" means that certain bank credit facility obtained by PLP to finance advances to Tempo for payments due in respect of the Loral Contract and which is, in turn, supported by letters of credit arranged for by certain of the Stockholders or Affiliates thereof, and by certain Affiliates of TeleCommunications, Inc.

            "Permitted Liens" means Liens for (1) Taxes, assessments and other governmental charges, if such Taxes, assessments or charges shall not be due and payable; (2) workmen's, repairmen's or other similar Liens (inchoate or otherwise) arising or incurred in the Ordinary Course of Business in respect of obligations which are not overdue; and (3) Liens for minor title defects, recorded easements or Liens affecting real property, which defects, easements or Liens do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the real property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used in the Business; provided, however, that Liens described in clauses (1) and (2) above shall only constitute Permitted Liens with respect to periods prior to (but not including) the Closing.

            "Person" means any individual, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization or other entity (including a Governmental Entity).

            "PLP" shall have the meaning set forth in the preamble to this Agreement.

            "Potential Transferred Employee" shall have the meaning set forth in
Section 9.8(a).

            "Potential Transition Employee" shall have the meaning set forth in
Section 9.8(b).

            "Pre-Closing Period" shall have the meaning set forth in Section
5.5.

            "Preliminary Working Capital Certificate" shall have the meaning set forth in Section 4.2(a).

            "Primefinder Remote" means a remote control device for selection of channels of the "PRIMESTAR" programming service by program category.

            "Primestar" shall have the meaning set forth in the preamble to this Agreement.

            "Primestar Debt" means all Contracts relating to indebtedness for borrowed money which Sellers or any of their Subsidiaries may be liable for, including the Senior Credit Facility, the Senior Subordinated Discount Notes, the Senior Subordinated Notes, the indentures governing the Senior Subordinated Notes and the Senior Subordinated Discount Notes, the Partnership Credit Facility and the Interim Credit Facility.

            "Primestar Inventory" means all IRDs, LNBs, Dishes and Primefinder Remotes owned by Primestar and held for use (wherever located, whether in warehouses or in transit) in the Business; provided, that "Primestar Inventory" shall not include (i) IRDs, LNBs, Dishes or Primefinder Remotes installed in the home or place of business of any Subscriber or (ii) Unrecovered Inventory.

            "Purchase Price" shall have the meaning set forth in Section 4.1.

            "Records" means all Subscriber lists, billing records, Subscriber and supplier correspondence (in any form or medium), Distributor information, and information regarding prospective Subscribers used or held for use in the Business, including any credit information obtained regarding Subscribers.

            "Related to the Business" means related primarily to, used primarily in, arising primarily from, or held primarily for use in, the Business, or otherwise necessary for the operation of the Business.

            "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

            "Restructuring Agreement" means the Merger and Contribution Agreement among Primestar, PLP, the Stockholders and certain other parties, dated as of February 6, 1998, as amended by a letter agreement dated as of March 30, 1998.

            "Revised Statements" shall have the meaning set forth in Section 4.3(a).

            "SEC" means the Securities and Exchange Commission.

            "SEC Reports" shall have the meaning set forth in Section 6.5.

            "Securities Act" shall have the meaning set forth in Section 6.5.

            "Seller Affiliated Group" shall have the meaning set forth in
Section 6.8(a).

            "Seller Group" shall have the meaning set forth in Section 13.2.

            "Seller Securities" shall have the meaning set forth in Section 6.2(a).

            "Sellers" shall have the meaning set forth in the preamble to this Agreement.

            "Senior Credit Facility" means Primestar's senior secured credit facility, as amended.

            "Senior Subordinated Discount Notes" means Primestar's 12-1/4% Senior Subordinated Discount Notes due 2007 in aggregate principal amount at maturity of $275 million.

            "Senior Subordinated Notes" means Primestar's 10-7/8% Senior Subordinated Notes due 2007 in aggregate principal amount of $200 million.

            "Shares" shall have the meaning set forth in Section 9.17.

            "Shutdown Date" means the exact date for termination of the medium-power service as indicated by Buyer in accordance with Section 9.14.

            "Shutdown Liabilities" means:

            (i) all Liabilities (including any Termination Fee) under the Contracts and Leases assumed by Buyer hereunder with respect to any period following the Shutdown Date;

            (ii) all Liabilities based upon, arising out of, or otherwise incurred in connection with, the termination of the Business on the Shutdown Date, which Liabilities would not have occurred but for such termination, except as otherwise expressly set forth herein;

            (iii) (A) all severance costs for employees of Seller or its Subsidiaries and (B) all severance costs for any former employees of Seller or its Subsidiaries who become employees of Buyer or its Subsidiaries at the time of the Closing and who are employed in connection with the Business if, in the case of this clause (B), his or her employment is terminated prior to the first anniversary of the Closing Date; and

            (iv) all Liabilities to refund or repay launch support payments under those programming Contracts that contain launch support provisions.

            "Stay Bonus" means a bonus payable to any full-time employee of Sellers in order to give such employee an incentive to become an employee of Buyer after the Closing Date.

            "Stockholders" shall have the meaning set forth in the preamble to this Agreement.

            "Subscriber" means a Person that at any time subscribes to any satellite programming service (whether audio, video or both), directly or indirectly, from Sellers.

            "Subscriber List" means any Record containing the names and addresses of the Subscribers and all other information known by Sellers regarding the identification of the Subscribers or the ability to identify Subscribers.

            "Subsidiary" of a specified Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned by such Person.

            "Taxes" means all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Entity, and including any interest, penalties and additions attributable thereto and any Liability in respect of any of the foregoing amounts as a transferee or as an indemnitor, guarantor or surety or in a similar capacity under any Contract, arrangement, agreement, understanding or commitment (whether oral or written).

            "Tempo" means Tempo Satellite, Inc., an Oklahoma corporation and a wholly owned subsidiary of TSAT.

            "Tempo Agreement" means the TSAT Tempo Agreement, dated as of February 6, 1998, between Primestar and TSAT, as amended from time to time.

            "Termination Fee" means any amount payable or owing under or in respect of any Contract or Lease as a result of, or as consideration or inducement for, the termination of such Contract or Lease prior to the termination date provided for in such Contract or Lease.

            "Third Party Claim" shall have the meaning set forth in Section
13.3.

            "Threshold" shall have the meaning set forth in Section 13.5(a).

            "Transferred Assets" shall have the meaning set forth in Section 2.1(a).

            "Transferred Employee" shall have the meaning set forth in Section 9.8(a).

            "Transfer Taxes" shall have the meaning set forth in Section 5.4.

            "Transition Employees" shall have the meaning set forth in Section 9.8(b).

            "Transition Period" shall have the meaning set forth in Section 9.8(b).

            "TSAT" means TCI Satellite Entertainment, Inc., a Delaware corporation.

            "Unrecovered Inventory" means all IRDs, LNBs, Dishes and Primefinder Remotes installed in the home or place of business of any disconnected Subscriber.

            "Wind-Up Date" shall have the meaning set forth in Section 9.8(b).

            "Working Capital Assets" shall mean the following: credits, prepaid expenses, deposits and retentions held by third parties plus accounts receivable (less an allowance for doubtful accounts), as such items would be reflected on a consolidated balance sheet of Primestar prepared in accordance with GAAP as presented and applied on a basis consistent with the balance sheet included in Primestar's Form 10-Q filed with the SEC for the quarter ended September 30, 1998, but without giving effect to any purchase accounting adjustments as a result of the acquisition of the Transferred Assets or the assumption of the Assumed Liabilities and excluding prepaid Taxes for Tax periods beginning prior to the Closing Date. Additionally, Working Capital Assets shall include Primestar Inventory to the extent designed for use in a medium power DBS system. The Net Book Value of Primestar Inventory which may be included in the Working Capital Assets as of the Closing Date may not exceed $40 million. Notwithstanding the foregoing, (i) the amount of any ad valorem property taxes paid by Seller prior to the Closing Date that is attributable to the portion of the period covered by such Tax payment which ends after the close of business on the Closing Date (determined on a pro rata basis based on the number of days covered by such payment which are after the Closing Date and the total number of days covered by such payment) shall be included in Working Capital Current Assets, and (ii) any amounts which constitute Excluded Assets shall not be included in Working Capital Assets.

            "Working Capital Liabilities" shall mean the accounts payable and accrued expenses of the Sellers as of the Closing Date, as such items would be reflected on a consolidated balance sheet of Primestar prepared in accordance with GAAP as presented and as applied on a basis consistent with the balance sheet included in Primestar's Form 10-Q filed with the SEC for the quarter ended September 30, 1998, but without giving effect to any purchase accounting adjustments as a result of the acquisition of the Transferred Assets or the assumption of the Assumed Liabilities. Additionally, Working Capital Liabilities shall include subscriber advance payments (defined for this purpose as monies received from Subscribers for service in respect of a service period which has not yet commenced) and an amount equal to three (3%) of subscriber advance payments relating to Subscriber programming as of the Closing Date. Notwithstanding the foregoing, in no event will Working Capital Liabilities include accrued or deferred income taxes, deferred program launch and carry fees or any amounts which constitute Excluded Liabilities.

                               ARTICLE II

                          ASSETS TO BE ACQUIRED

            Section 2.1. Sale and Purchase of Transferred Assets. (a) Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Closing, each Seller agrees to sell, assign, convey, transfer and deliver to Buyer, or, at Buyer's option, one or more direct or indirect Subsidiaries of Buyer (collectively, "Newco") all of the right, title and interest of such Seller in, to and under the Business and all of the assets, properties, rights, contracts, claims and operations of such Seller of every kind and description, related to or necessary for the ownership or operation of the Business, wherever located, whether tangible or intangible, real, personal or mixed, whether or not appearing on the books of such Seller as the same shall be existing on the Closing Date (collectively and as further described below, the "Transferred Assets"), other than the Excluded Assets, free and clear of all Liens (other than Permitted Liens), including the following:

            (i) each Subscriber to the Business and information relating to or identifying any Subscriber to the Business (including any Subscriber whose account is active as of the Closing Date and any Subscriber whose account has not been disconnected as of the Closing Date), together with any subscription Contracts, equipment rental Contracts or other Contracts with such Subscriber Related to the Business;

            (ii) all accounts, loans and notes receivable (whether or not current), advances, performance and surety bonds and letters of credit or similar instruments in favor of such Seller or its Subsidiaries to the extent included in Net Working Capital in accordance with Section 4.2;

            (iii) all Leases and Contracts Related to the Business, including Distributor Contracts, servicer Contracts, Contracts with programming providers, agency Contracts and Contracts with installers listed on Schedule 2.1(a)(iii) (other than Excluded Contracts);

            (iv)  all Primestar Inventory;

            (v) all IRDs, LNBs, Dishes and Primefinder Remotes installed in the home or place of business of any Subscriber;

            (vi)  all Unrecovered Inventory;

            (vii) all Customer Premises Equipment (wherever located, whether in warehouses or in transit);

            (viii) all equipment and software used in the delivery of satellite signals;

            (ix) all rights, claims and causes of action in respect of the assets set forth in clauses (i) through (viii) above;

            (x) all of the equity securities owned by MDU in ResNet Communications, LLC or Global Interactive Communications Corporation;

            (xi) all credits, prepaid expenses, deposits and retentions held by third parties, including those held by third parties under Leases and Contracts Related to the Business;

            (xii) all lock boxes (but not the proceeds thereof or cash or cash equivalents contained therein, in each case, through the Closing Date);

            (xiii) all Licenses issued by any Governmental Entity held or used by such Seller in connection with the operation of the Business (to the extent permitted by applicable Law to be transferred), including those listed on
Schedule 2.1(a)(xiii) hereto;

            (xiv) all Records and other books and records Related to the Business;

            (xv)  all Field Assets;

            (xvi) all Intellectual Property used in the Business, including the "PRIMESTAR" name;

            (xvii) all of the benefits of coverage provided by insurance policies of such Seller and its Subsidiaries in respect of matters occurring, or claims made, on or prior to the Closing Date;

            (xviii) all equipment and software used to support Subscriber operations, including any distribution support, customer order processing, authorizations, billing and customer care; and

            (xix) all goodwill and going concern value of the Business.

            The assets, properties and rights of each Seller to be sold, assigned, conveyed, transferred and delivered to Buyer pursuant to this Agreement are herein collectively referred to as the "Transferred Assets." The term "Transferred Assets" will include all additions and replacements to any of the items described in this Section 2.1(a) from the date of this Agreement through the Closing Date, and will exclude, to the extent permitted by this Agreement, all deletions, sales or other disposals of any of the foregoing from the date of this Agreement through the Closing Date.

            (b) Anything contained herein to the contrary notwithstanding, the Transferred Assets will exclude, and the Sellers will retain, the Excluded Assets.

            (c) Anything contained herein to the contrary notwithstanding, this Agreement will not constitute an assignment, an attempted assignment or an agreement to assign any Contract, Lease or License if an assignment or attempted assignment of the same without the Consent of any other party or parties thereto would constitute a breach thereof or in any way impair the rights of Sellers or Buyer thereunder. Each Seller will use its commercially reasonable efforts (at such Seller's expense), and Buyer will cooperate (it being understood that such cooperation will not include any requirement to pay any consideration, agree to any undertaking or Contract modification or offer or grant any financial accommodation in excess of any amount payable after the Closing under existing Contracts) in all reasonable respects with such Seller to obtain prior to the Closing all Consents and to resolve all impracticalities of assignments or transfers necessary to sell, assign, convey, transfer and deliver to Buyer or Newco (if Buyer so elects) the Transferred Assets. If any such Consent is not obtained or if an attempted assignment would be ineffective or would impair such Sellers's, Buyer's or Newco's rights under any such Contract, Lease or License so that Buyer or Newco (if Buyer so elects) would not receive all such rights, then (1) such Seller will (x) ensure that the full benefits of any such Contract, Lease or License are provided or caused to be provided to Buyer or Newco (if Buyer so elects), and (y) pay promptly or cause to be paid promptly to Buyer or Newco (if Buyer so elects) when received all monies and other properties received by such Seller or any of its Affiliates with respect to any Contract, Lease or License of which Buyer (or Newco) would have been entitled to receive such monies and other properties if such Consent had been obtained; and
(2) in consideration of Sellers providing or causing to be provided to Buyer or Newco (if Buyer so elects) the full benefits thereof, Buyer or Newco will perform and discharge on behalf of such Seller all of such Seller's liabilities, obligations or commitments thereunder which are Assumed Liabilities described in
Section 3.1 in accordance with the provisions thereof. In addition, such Seller will take such other actions (at such Seller's expense) as may reasonably be requested by Buyer or Newco (if Buyer so elects) in order to place Buyer, insofar as reasonably possible, in the same position as if such Contract, Lease or License had been transferred as contemplated hereby and so that all the benefits relating thereto, including possession, use, potential for gain and dominion, control and command, shall inure to Buyer or Newco (if Buyer so elects), subject to the assumption by Buyer of all obligations and risks that arise after the Closing Date and through the Shutdown Date with respect to such Contract, Lease or License, including all risks of loss thereunder. For purposes of clarity, if, despite having used commercially reasonable efforts, a program services provider shall require that as a condition of such Consent, Buyer agree to carry another service of such program services provider, Seller shall not be deemed to have breached its obligations under this Section 2.1(c) regardless of whether Buyer elects to accept or reject such requirement. Notwithstanding the foregoing, if any such Consent is not obtained prior to the Closing, such Seller will continue to use its commercially reasonable efforts (at such Seller's expense) to obtain all such Consents (and, if and when such Consents are obtained, the transfer of the applicable Contract, Lease or License will be effected in accordance with the terms of this Agreement).

            (d) Owing to the possible applicability of confidentiality obligations, Sellers and Buyer acknowledge that Buyer has not been afforded an opportunity to review the Sellers' programming Contracts and the GI Contract. Sellers covenant to use all commercially reasonable efforts to obtain as promptly as possible all Consents that may be required to allow Buyer access to such Contracts. For a period of thirty (30) days from the date of notice to Buyer of the receipt of each such Consent, Buyer shall be allowed to review such Contract so as to ascertain whether it wishes to treat such Contract as a Transferred Asset or an Excluded Contract. Sellers will promptly advise Buyer of the receipt of each such Consent. Buyer will advise Sellers prior to the Closing Date which of such Contracts will be Transferred Assets, and all others will be Excluded Contracts. These Contracts are subject to the following provisions:

            (i) Notwithstanding anything herein to the contrary, if the terms or provisions of any programming Contract would be applicable after the Closing Date to any of the operations or service offerings of Buyer or its Affiliates (as the assignee of such Contract) other than the medium power DBS system acquired from Sellers pursuant hereto, such programming Contract shall constitute an Excluded Contract unless the same is expressly assumed by Buyer pursuant to an instrument of transfer specific to such Contract.

            (ii) If Buyer determines in accordance with this Section 2.1(d) that the GI Contract will constitute an Excluded Contract, Sellers will nevertheless (x) ensure that the full benefits of the GI Contract provided to Primestar on the Closing Date, including with respect to those provisions regarding conditional access and refurbishment, are provided or caused to be provided to Buyer or Newco (if Buyer so elects) from and after the Closing Date and through the Shutdown Date and (y) pay promptly or cause to be paid promptly to Buyer or Newco (if Buyer so elects) when received any monies and other properties received by such Seller or any of its Affiliates with respect to the GI Contract which Buyer (or Newco) would have been entitled to receive had the GI Contract been a Transferred Asset.

                               ARTICLE III

                    ASSUMPTION OF ASSUMED LIABILITIES

            Section 3.1. Assumption of Assumed Liabilities. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Closing, in consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to Buyer, Buyer agrees to assume and undertake to pay, perform and discharge, in accordance with the terms thereof, only the following Liabilities incurred in the Ordinary Course of Business (the "Assumed Liabilities"):

            (a) all contractual obligations (other than obligations relating to Excluded Liabilities) of the Sellers and their Subsidiaries arising under Leases and Contracts that constitute Transferred Assets other than any Liabilities (i) which relate to any Lease or Contract as to which Sellers are in default under such obligations on the Closing Date (or would be in default on the Closing Date, assuming the giving of any applicable notices and the lapse of any applicable waiting periods under the Leases or Contracts), it being intended that the portion of any Liabilities under such Leases and Contracts as to which Sellers are not in default shall not be excluded hereby, (ii) which are due and payable on or before the Closing Date or (iii) which constitute Excluded Liabilities;

            (b) all Liabilities expressly assumed by Buyer pursuant to Section 9.8;

            (c) all Liabilities (other than Excluded Liabilities) Related to the Business which are not included in clause (a) and (b) of this Section 3.1, but only to the extent and in the amounts included in Net Working Capital in accordance with Section 4.2; and

            (d) all Liabilities Related to the Business to the extent arising from Buyer's actions from and after the Closing Date.

Buyer will assume no Liabilities whatsoever other than those identified in clauses (a) through (d) of this Section 3.1.

            Section 3.2. Excluded Liabilities. Anything contained herein to the contrary notwithstanding, neither Buyer nor any Affiliate of Buyer will assume or undertake to pay, perform or discharge and none thereof will be liable for, and

Sellers will remain liable for and pay, perform and discharge when due, all Liabilities of Sellers and their Subsidiaries other than the Assumed Liabilities (collectively, the "Excluded Liabilities"), including the following such
Liabilities:

            (a) all Liabilities based upon, arising out of, relating to or otherwise in connection with the Excluded Contracts;

            (b)  the Shutdown Liabilities;

            (c) all Liabilities arising from or relating to the employment or termination of employment of any person with respect to the Business, including any Liabilities arising from or relating to the Benefit Plans, any employment or consulting agreements and any other employee compensation or benefit plans or arrangements, except as set forth in Section 9.8(a);

            (d) all Liabilities based upon, arising out of, relating to or otherwise in connection with any actual or threatened or future Action with respect to any events, actions, occurrences, omissions, circumstances or conditions occurring or existing on or prior to the Closing Date, related to the Business or the Transferred Assets, including those Actions listed on Schedule 6.12(a), other than (i) Actions based on Buyer's failure to pay, perform or discharge any Assumed Liabilities and (ii) any Actions arising from any claims under the Loral Contract required to be assumed by Buyer pursuant to the High Power Agreement;

            (e) all Liabilities based upon, arising out of, relating to or otherwise in connection with Primestar Debt;

            (f) all Liabilities for and relating to the guarantee of any indebtedness or obligation of any Person;

            (g)  all Liabilities related to Former Businesses;

            (h) all Liabilities for Transfer Taxes and income, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby;

            (i) all Liabilities for any Taxes of Sellers and all Liabilities for Taxes that relate to the Transferred Assets or the Assumed Liabilities for periods (or portions thereof) up to and including the Closing Date; and

            (j) Liabilities for which the Sellers or any of their Affiliates are made responsible pursuant to this Agreement.


                               ARTICLE IV

                             PURCHASE PRICE

            Section 4.1. Purchase Price. Subject to the terms and conditions set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Transferred Assets, Buyer will, at the Closing, assume the Assumed Liabilities and deliver to Primestar the following consideration (the "Purchase Price"):

            (a) the payment, by wire transfer of immediately available funds to a bank account designated by Primestar, of an amount equal to One Billion One Hundred Million Dollars ($1,100,000,000), plus any amounts payable by Buyer to Sellers pursuant to Section 4.2 or less any amount payable by Sellers to Buyer pursuant to Section 4.2; and

            (b) the Parent Securities.

            Section 4.2. Adjustment of Purchase Price. (a) At least ten (10) Business Days prior to the Closing Date, Sellers shall deliver to Buyer a certificate (the "Preliminary Working Capital Certificate") signed by the Chief Financial Officer of each Seller setting forth an itemized estimate of Sellers' Net Working Capital as of the Closing Date. The Preliminary Working Capital Certificate shall be delivered together with such supporting data as may be reasonably necessary for Buyer to verify the information set forth in the Preliminary Working Capital Certificate (including, in the case of Primestar Inventory, a detailed listing by item and location). Buyer's representatives shall be entitled to review such supporting data and shall have full access to all books, records and other documents used in the preparation of the Preliminary Working Capital Certificate by Seller. Between the date of delivery of the Preliminary Working Capital Certificate and the Closing Date, Sellers shall make such adjustments to the data set forth in the Preliminary Working Capital Certificate as are appropriate, based on information then reasonably available to it, to bring such data down to the Closing Date, shall keep Buyer advised of all such adjustments proposed to be made, and two Business Days prior to the Closing Date, Sellers shall deliver to Buyer a revised certificate (the "Estimated Working Capital Certificate") signed by the Chief Financial Officer of each Seller reflecting all such adjustments, together with supporting data. For purposes of the Closing, but without prejudice to any party's rights under this Section 4.2(a), Net Working Capital and the Working Capital Adjustment (as defined below) shall be calculated in accordance with the data set forth in the Estimated Working Capital Certificate.

            (i) If the Net Working Capital as specified in the Estimated Working Capital Certificate (the "Estimated Net Working Capital Amount") is a positive number, then Buyer shall pay to Seller on the Closing Date, in cash, the amount of the Estimated Net Working Capital Amount, as additional consideration for the Transferred Assets; if the Estimated Net Working Capital Amount is a negative number, then Seller shall pay to Buyer, in cash, the absolute value of the Estimated Net Working Capital Amount, in both cases by adjustment to the Purchase Price as provided in Section 4.1(a).

            (ii) Not later than ninety (90) days following the Closing Date, Buyer shall deliver to Sellers a certificate (the "Final Working Capital Certificate") signed by the Vice President, Controller of Buyer setting forth an itemized statement of Seller's Net Working Capital as of the Closing Date. The Final Working Capital Certificate shall be delivered together with such supporting data as may be reasonably necessary for Sellers to verify the information set forth in the Final Working Capital Certificate (including, in the case of Primestar Inventory, a detailed listing by item and location). Sellers' representatives shall be entitled to review such supporting data and shall have full access to all books, records and other documents used in the preparation of the Final Working Capital Certificate by Buyer.

            (iii) During the 60-day period following the delivery of the Final Working Capital Certificate, Buyer and Sellers will in good faith attempt to agree upon such adjustments, if any, to the matters set forth in the Final Working Capital Certificate as are necessary or appropriate to reflect all information then available which is relevant to the calculation of Net Working Capital as of the Closing Date. During such period, each party shall provide the other with such additional backup information and access to relevant books, records and documents as may reasonably be requested. If on or before the last day of such 60-day period, Sellers notify Buyer in writing that they dispute the accuracy of the data set forth in the Final Working Capital Certificate and that such dispute has not been resolved (such notice to set forth in reasonable detail Sellers' recalculation of Net Working Capital as of the Closing Date and the amount in dispute), such dispute shall promptly be submitted for determination to a partner in the office of one of the five largest national accounting firms selected jointly by Buyer and Sellers who has expertise in the multi-channel video program distribution industry. The partner in the applicable firm accepting such assignment is hereinafter referred to as the "Arbiter". In resolving any disputed item, the Arbiter may not assign a value to any particular item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party, in each case, as presented to the Arbiter. Each of Buyer and Sellers covenants and agrees to cooperate fully with the Arbiter and to provide to the Arbiter such information, documents and records as he or she may request. The Arbiter shall be requested to complete his or her determination as soon as possible but in any event within 90 days after the date of his or her engagement. All decisions of the Arbiter shall be final and binding on the parties hereto. Any difference between the amount of Net Working Capital presented in the Final Working Capital Certificate, whether agreed to by the Buyer and Sellers, or determined by the Arbiter, and the amount of Net Working Capital presented in the Estimated Working Capital Certificate shall be settled as follows: If the Final Net Working Capital is greater than the Estimated Net Working Capital, then Buyer shall pay Sellers, in cash, the resulting difference; if the Final Net Working Capital is less than the Estimated Net Working Capital, then Sellers shall pay Buyer, in cash, the resulting difference. Any amounts owed to a party pursuant to the preceding sentence shall be paid by the other party by wire to a United States bank account designated by the owed party, together with interest thereon at the prime rate or its equivalent announced by Citibank, N.A. from time to time from the Closing Date to the date of payment.

            (iv) The Arbiter shall have authority to charge either party with the fees and costs of the Arbiter if the Arbiter finds such allocation to be justified. In all other cases Buyer and Sellers shall each bear one-half of the fees and costs of the Arbiter, and each party shall bear its own costs incurred in connection with the submission of such disputes to the Arbiter.

            Section 4.3. Allocation of Purchase Price. (a) Not later than 120 days after the Closing Date, Buyer shall provide to Primestar (on behalf of Sellers) copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") with Buyer's proposed allocation of the purchase price paid by Buyer with respect to the Transferred Assets. Within 20 days after the receipt of such Asset Acquisition Statement, Primestar shall propose to Buyer any changes to such Asset Acquisition Statement or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld. Thereafter, Buyer shall provide to Primestar from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating

(including purchase price adjustments, if any). Within 20 days after the receipt of any Revised Statement, Primestar shall propose to Buyer any changes to such Revised Statement or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld. Primestar's failure to notify Buyer of any objection to the Asset Acquisition Statement or a Revised Statement within 20 days after the delivery thereof shall constitute Sellers' concurrence therewith. Subject to and in accordance with Section 4.3(b) below, Buyer and Primestar shall endeavor in good faith to resolve any differences with respect to the Asset Acquisition Statement or any Revised Statements within 20 days after Buyer's receipt of notice of objections or suggested changes from Primestar. The costs of preparing the Asset Acquisition Statement and any supporting materials (including any appraisals) shall be borne equally by Buyer and Primestar.

      (b) Subject to the provisions of the following sentence of this Section 4.3(b), the Purchase Price for the Transferred Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statement, provided by Buyer to Primestar pursuant to Section 4.3(a) above, and subject to the requirements of any applicable Tax law or election, all Tax returns and reports filed by Buyer and Sellers shall be prepared consistently with such allocation. If Primestar (on behalf of Sellers) shall have withheld its consent to such allocation (which consent shall not be unreasonably withheld) and Buyer and Primestar have acted in good faith to resolve the differences with respect to the items on the Asset Acquisition Statement or any Revised Statement for a period of 20 days after Buyer's receipt of notice of objections or suggested changes from Primestar and, within such 20-day period, Buyer and Primestar are unable to resolve such differences which, in the aggregate, are material in relation to the Purchase Price for the Transferred Assets, (i) Buyer and Primestar shall, subject to the requirements of any applicable Tax law or election, file all Tax returns and reports in a manner consistent with the allocation provided in such statements and (ii) Buyer and Primestar shall refer any issues as to which such differences exist to an independent accounting firm mutually acceptable to Buyer and Primestar for resolution which shall resolve such issues within 30 days of the date submitted and whose resolution shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be borne equally by Buyer and Primestar.

                                ARTICLE V

                                 CLOSING

            Section 5.1. Closing. The closing of the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities (the "Closing") will take place (i) at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 10:00 a.m. New York time, on the fifth Business Day following the expiration or termination of the applicable waiting period under the HSR Act and the satisfaction or waiver of all other conditions set forth in Article X, or (ii) at such other place, date and time as Primestar and Buyer may agree. The date of the Closing is referred to herein as the "Closing Date."

            Section 5.2. Closing Deliveries of Seller. At the Closing, Sellers will deliver to Buyer (i) such bills of sale and instruments of assignment, conveyance and transfer as shall reasonably be requested by Buyer to effect or evidence the sale, assignment, conveyance, transfer and delivery of the Transferred Assets to Buyer, and (ii) all closing certificates, opinions of counsel and other documents (including Parent Security Documents) required to be delivered by Sellers to Buyer at the Closing pursuant to this Agreement.

            Section 5.3. Closing Deliveries of Buyer. At the Closing, Buyer will deliver to Sellers (i) the cash portion of the Purchase Price pursuant to
Section 4.1(a), (ii) the Parent Securities, (iii) such instruments of assumption as shall reasonably be requested by Sellers to effect or evidence the assumption by Buyer of the Assumed Liabilities and (iv) all closing certificates, opinions of counsel and other documents (including Parent Security Documents) required to be delivered by Buyer to Sellers at the Closing pursuant to this Agreement.

            Section 5.4. Transfer Taxes. All applicable sales and transfer Taxes (including Taxes, if any, imposed upon the transfer of personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees ("Transfer Taxes") that are payable in connection with this Agreement, the transactions contemplated by this Agreement or the documents giving effect to such transactions will be paid by Sellers.

            Section 5.5. Property Taxes. All personal property Taxes applicable to the Transferred Assets for a taxable period that includes but does not end on the Closing Date that are not paid prior to the Closing Date shall be prorated as of the

Closing Date based on the ratio of the number of days in the portion of the taxable period that ends on the Closing Date (the "Pre-Closing Period") and the number of days in the entire taxable period. To the extent that personal property Taxes applicable to the Transferred Assets attributable to the Pre-Closing Period have not been paid on or prior to the Closing Date, such unpaid amount shall be reflected on the Net Working Capital adjustment as set forth in Section 4.2.


                               ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF SELLERS

            Each Seller hereby, jointly and severally, represents and warrants to Buyer as follows:

            Section 6.1.  Due Organization.

            (a) Such Seller and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have or constitute a Material Adverse Effect (as defined below) on such Seller. Each Seller is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of its business as it relates to the Business or the ownership, leasing or holding of the Transferred Assets by it makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

            (b) Except as set forth in Schedule 6.1(b), such Seller has no Subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

            Section 6.2. Capitalization of Sellers and their Subsidiaries.

            (a) Except as set forth on Schedule 6.2(a), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of such

Seller, (ii) no securities of such Seller or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of such Seller,
(iii) no options or other rights to acquire from such Seller or its Subsidiaries, and no obligations of such Seller or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Seller, and (iv) no equity equivalents, or interests in the ownership or earnings, of such Seller or its Subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Seller Securities"). There are no outstanding obligations of such Seller or its Subsidiaries to repurchase, redeem or otherwise acquire any Seller Securities. Except as set forth in on Schedule 6.2(a), there are no shareholder agreements, voting trusts or other agreements or understandings to which such Seller is a party or to which it is bound relating to the voting of any shares of capital stock of such Seller.

            (b) All of the outstanding capital stock of such Seller's Subsidiaries is owned by such Seller, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). Except as set forth on Schedule 6.2(b), there are (i) no securities of such Seller or its Subsidiaries convertible into or exchangeable for, (ii) no options or other rights to acquire from such Seller or its Subsidiaries, and
(iii) no other Contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of such Seller. There are no outstanding contractual obligations of such Seller or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of such Seller.

            Section 6.3.  Authority.

            (a) Such Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform all of its obligations hereunder. Such Seller has all requisite power and authority, corporate or otherwise, to execute and deliver each instrument of transfer and other document to be delivered by it pursuant to this Agreement and to perform all of its obligations hereunder and thereunder. The execution and delivery by such Seller of this Agreement and the performance by such Seller of its obligations hereunder have been duly authorized by all necessary and proper action, corporate or otherwise. No consent of the stockholders of such Seller, other than consents already obtained, is required in connection with such execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations hereunder. All of the Stockholders have approved this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Each instrument of transfer and other document to be delivered by such Seller pursuant to this Agreement will be duly executed and delivered by such Seller and, when so executed and delivered, will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

            Section 6.4.  Title to Assets; Owned Real Property.

            (a) Such Seller has good and valid title to all of the Transferred Assets to be transferred by it hereunder, free and clear of all Liens, except for Permitted Liens and those other Liens set forth on Schedule 6.4 all of which will be discharged on the Closing Date.

            (b) The delivery to Buyer of the bills of sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement will transfer to Buyer good and valid title to the Transferred Assets, free and clear of all Liens, except for Permitted Liens.

            (c) No Seller or any of its Subsidiaries owns any real property that is Related to the Business.

            Section 6.5. Financial Statements. Primestar has filed all reports required to be filed with the SEC since January 1, 1998 (the "SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such form was filed. The consolidated financial statements of Primestar included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Primestar and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to (A) normal year-end adjustments and (B) any other adjustments described in the SEC Reports).

            Section 6.6. Noncontravention. The execution and delivery by such Seller of this Agreement and each instrument of transfer and other document to be delivered by such Seller pursuant to this Agreement, the performance by such Seller of its obligations to be performed hereunder and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational documents of such Seller or its Subsidiaries; (B) contravene or conflict with or constitute a violation of any provision of any Law or License (subject to compliance with the HSR Act and the rules and regulations promulgated thereunder) to which such Seller or any of its properties or assets is subject; or (C) except as set forth on Schedule 6.6, conflict with, result in a breach of, constitute a default under, result in the acceleration of, cause such Seller to make an offer to purchase under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under, any of the Transferred Assets or any Contract, Lease, Lien or other arrangement to which such Seller is a party or by which it is bound or to which any of the Transferred Assets is subject or result in the creation or imposition of any Liens (other than Permitted Liens) on any of the Transferred Assets, other than any loss of benefit, Lien or any other such event which would not have a Material Adverse Effect or adversely affect the ability of such Seller to consummate the transactions contemplated hereby or by any instrument of transfer or other document to be delivered by them pursuant to this Agreement.

            Section 6.7. Primestar Inventory; Accounts Receivable. (a) The Primestar Inventory is in good and saleable condition and available and ready for installation in the Ordinary Course of Business. The reserves related to Primestar

Inventory which will be reflected in the computation of Net Working Capital will be calculated in a manner consistent with past practice and in accordance with GAAP, consistently applied.

            (b) To the extent included in the calculation of Net Working Capital, the accounts receivable of such Seller have arisen from bona fide transactions with third parties in the Ordinary Course of Business. All accounts receivable of such Seller and allowances for doubtful accounts which will be reflected in the computation of Net Working Capital will be calculated in a manner consistent with past practice and in accordance with GAAP, applied on a consistent basis. To the Knowledge of such Seller, no account debtor under any of the accounts receivable of such Seller included in the calculation of Net Working Capital (i) is insolvent or has filed or otherwise sought protection under any federal or state bankruptcy or insolvency Law, (ii) is a Governmental Entity or (iii) is entitled to assert against such Seller any right to offset or other defense against payment of such account receivable.

            Section 6.8.  Taxes.

            (a) Except as set forth on Schedule 6.8, all federal, state, local and foreign Tax returns required to be filed by or on behalf of such Seller or any consolidated, combined, affiliated or unitary group of which such Seller is or has ever been a member (together, the "Seller Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired and each such tax return was complete and correct in all material respects. All Taxes with respect to taxable periods covered by such tax returns and all other material Taxes for which such Seller or the Seller Affiliated Group is otherwise liable that are due have been paid in full and to the extent the liabilities for such Taxes are not due, adequate reserves have been established in accordance with GAAP.

            (b) All Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority for which such Seller is or might otherwise be liable have been paid in full (or will be paid in full by the Closing Date).

            (c) There is no audit, examination, deficiency or refund litigation pending and no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes, except those listed on Schedule 6.8.

            (d) None of the Transferred Assets (i) is tax-exempt use property within the meaning of section 168(h) of the Code, (ii) directly or indirectly secures any debt the interest on which is exempt under the Code or (iii) is property that is required to be treated as being owned by any Person (other than such Seller) pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

            (e) No Liens for Taxes exist with respect to any of the Transferred Assets, except for Permitted Liens.

            (f) No claim has been made by an authority in a jurisdiction where such Seller or any member of the Seller Affiliated Group does not file Tax returns that they are or may be subject to taxation by that jurisdiction.

            (g) Such Seller and each member of the Seller Affiliated Group has withheld all Taxes required to have been withheld under all applicable statutes and regulations in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withholdings have either been paid to the appropriate governmental agencies as and when due in accordance with Law or set aside in accounts for such purpose.

            (h) No issues have been raised with a representative or employee of such Seller or its Affiliates (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Tax returns referred to in Section 6.8(a) or otherwise that could affect the Tax reporting in respect of the Transferred Assets subsequent to the Closing Date.

            Section 6.9. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Primestar in its Form 10-Q for the quarter ended September 30, 1998 or as disclosed on Schedule 6.9, since September 30, 1998, (a) neither Primestar nor its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would, individually or in the aggregate, have a Material Adverse Effect on Primestar,
(b) except as contemplated by this Agreement, the business of such Seller and its Subsidiaries has been carried on in all material respects in the Ordinary Course of Business, (c) no Seller has paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock or other equity securities, including securities directly or indirectly convertible into or exercisable or exchangeable for any of its capital stock or other equity securities, (d) no Seller has entered into or consummated any transaction with any officer, director or Affiliate of such Seller and (e) Primestar has not changed its methods of accounting (either for financial accounting or tax purposes).

            Section 6.10.  Employee Plans.

            (a) Sellers have provided Buyer with a correct and complete list of their employees as of December 31, 1998, including their names and base salary or hourly wage rate. Sellers shall update such list as of a date not more than 10 days prior to the Closing Date, which will include each new employee's date of hire on record with Seller and provide Buyer with such updated list prior to the Closing Date.

            (b) Schedule 6.10(b) sets forth all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit plans or other benefit arrangements, including all bonus and other incentive compensation, deferred compensation, disability, severance, retention, salary continuation, stock and stock-related award, stock option, stock purchase, collective bargaining or workers' compensation agreements, plans, policies and arrangements which Primestar or any of its Subsidiaries maintains, is a party to, contributed to or has any obligation to or liability for in respect of current or former employees and directors (each, a "Benefit Plan" and collectively, the "Benefit Plans"). None of the Benefit Plans is subject to Title IV of ERISA.

            (c) True, correct and complete copies of the most recent summary plan description for each Benefit Plan have been delivered to Buyer for review prior to the date hereof.

            (d) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Primestar, (i) all payments required to be made by or under any Benefit Plan, any related trusts, insurance policies or ancillary agreements, or any collective bargaining agreement have been timely made, (ii) Primestar and its Subsidiaries have performed all obligations required to be performed by them under any Benefit Plan, (iii) the Benefit Plans comply in all respects and have been maintained in compliance with their terms and the requirements of ERISA, the Code and other applicable laws, and (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the Knowledge of either Seller, threatened with respect to any Benefit Plan.

            (e) Each Benefit Plan and its related trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, respectively, have been determined by the Internal Revenue Service to be so "qualified" under such Sections, as amended by the Tax Reform Act of 1986, and neither Seller has Knowledge of any fact which would adversely affect the qualified status of any such Benefit Plan and its related trust.

            (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) increase any benefits otherwise payable under any Benefit Plan, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Except as set forth on Schedule 6.10(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due, or increase the compensation due, to any current or former employee or director of Primestar or its Subsidiaries.

            Section 6.11.  Material Contracts.

            (a) Schedule 6.11(a) sets forth all Contracts (and all amendments, modifications and supplements thereto and all side letters to which such Seller is a party affecting the obligations of any party thereunder) to which such Seller or any of its Subsidiaries is a party or by which any of its properties or assets are bound that relate to: (i) material licensing, merchandising, installation, servicing, production, manufacturing, retailing, sales (including sales agency) or programming, production or distribution (including any programming "puts"), including all such contracts and agreements containing exclusivity or "most favored nation" provisions; (ii) a right of first refusal, first negotiation, "tag along" or "drag along" rights applicable to any capital stock or material assets of such Seller; (iii) a partnership or joint venture, or cooperative development efforts; (iv) the acquisition, sale, lease or other disposition of material properties or assets of such Seller or its Subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1998; (v) agreements with any Governmental Entity;
(vi) material promotion, marketing, sponsorship or similar arrangements; (vii) indebtedness for borrowed money, letters of credit, security agreements, lockbox arrangements or guaranties of the foregoing; (viii) real property deeds or leases and material equipment leases including all satellite transponder leases;
(ix) material software or Intellectual Property license or maintenance agreements; (x) customer services (including telemarketing and billing); (xi) the provision of any services, products or payments to or from any officer, director, employee or other affiliate of such Seller or such officer, director or employee; (xii) all agreements relating to the retransmission of Primestar's signal by cable systems or any other multichannel programming distributor; and
(xiii) all binding commitments and agreements to enter into any contracts or agreements relating to any of the foregoing (collectively, together with any such Contracts entered into in accordance with Section 9.1, the "Material Contracts").

            (b) To the knowledge of such Seller, each of the Material Contracts is valid and enforceable in accordance with its terms, and there is no default or alleged default under any Material Contract so listed either by such Seller or, to the Knowledge of such Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by such Seller or, to the Knowledge of such Seller, any other party, in any such case in which such default or event would, individually or in the aggregate, have a Material Adverse Effect on such Seller. Except as set forth in Schedule 6.11(a), all Material Contracts between such Seller and its Distributors, sales agents, dealers and retailers are terminable by such Seller without cause on not greater than 30 days' notice, with no material termination fee or, except for commissions or fees earned prior to the termination date, continuing payment obligations thereunder.

            (c) No party to any Material Contract has given notice to such Seller of, or made a claim against such Seller with respect to, any breach or default thereunder, in any such case in which such breach or default would, individually or in the aggregate, have a Material Adverse Effect on such Seller. Such Seller is not currently being audited, and has not received notice of an intent to conduct any audit, under any material programming agreement.

            (d) Schedule 6.11(d) identifies all of Sellers' Full Service Providers and master sales agents.

            (e) The payment terms with respect to the leasing of the GE transponders are set forth in the GE Transponder Lease.

            Section 6.12.  Litigation.

            (a) Except as set forth on Schedule 6.12(a), there is not in effect any judgment, ruling, order, writ, decree, stipulation or injunction by or with any Governmental Entity to which such Seller or any of its Affiliates is party or by which such Seller or any of its Affiliates or any properties or assets of any of the foregoing is bound, and which relates to or affects the Business, the Transferred Assets, the

Assumed Liabilities, this Agreement or the transactions contemplated hereby, and
(ii) none of such Seller or any of its Affiliates is party to, engaged in or, to the Knowledge of such Seller, threatened with any Action which relates to or affects the Business, the Transferred Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby, and, to the Knowledge of such Seller, no event has occurred and no condition exists which could reasonably be expected to result in any such Action.

            (b) None of such Seller or any of its Affiliates is in default under or with respect to any judgment, ruling, order, writ, decree, stipulation or injunction of the type described in Section 6.12(a).

            (c) None of the Actions set forth on Schedule 6.12(a) could reasonably be expected to have a Material Adverse Effect on such Seller.

            Section 6.13. Governmental Authorization. The execution and delivery by such Seller of this Agreement and each instrument of transfer or other document to be delivered pursuant to this Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance by such Seller of its obligations to be performed hereunder, do not require any Consent of, with or to any Governmental Entity, except (A) for compliance with any applicable requirements of the HSR Act and the rules and regulations thereunder, and (B) where the failure to obtain or make such Consents would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent such Seller from performing its obligations under this Agreement or any instrument of transfer or other document to be delivered pursuant to this Agreement in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Material Adverse Effect on such Seller.

            Section 6.14. Compliance With Applicable Law. Except as set forth on
Schedule 6.14, (i) such Seller has complied in all material respects, and the Transferred Assets are in compliance, in all material respects, with all Laws (including Environmental Laws), (ii) no claims or complaints from any Governmental Entities or other Persons have been asserted or received in writing by such Seller or its Affiliates during the past three years, or by oral notice since April 1, 1998, related to or affecting the Business, the Transferred Assets or the Assumed Liabilities and, to the best Knowledge of such Seller, no claims or complaints are threatened, alleging that such Seller or its Affiliates is in material violation of any Laws or Licenses applicable to the Transferred Assets or the Assumed Liabilities, and (iii) none of such Seller or its Affiliates has received written notice from any Governmental Entity of any proceedings to take all or any part of the Transferred Assets or other properties of such Seller (whether leased or owned) related to or affecting the Business, the Transferred Assets or the Assumed Liabilities by condemnation or right of eminent domain and, to the Knowledge of Seller, no such proceedings are threatened, except, in each such case, for such noncompliance, claims, complaints or proceedings which would not have, individually or in the aggregate, a Material Adverse Effect on such Seller.

            Section 6.15.  Labor and Employment Matters.

            (a) Except as set forth on Schedule 6.15(a), no such Seller or any of its Subsidiaries is a party to any employment, severance compensation, labor or collective bargaining agreement and there are no employment, severance compensation, labor or collective bargaining agreements which pertain to employees of such Seller or any of its Subsidiaries. No labor organization or group of employees of such Seller or any of its Subsidiaries has made a pending written demand for recognition or certification.

            (b) The only employment agreements and severance compensation agreements with officers of such Seller or any of its Subsidiaries are set forth in on Schedule 6.15(b). Except as set forth on Schedule 6.15(b), no such Seller or its Subsidiaries is a party to or bound by any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

            Section 6.16. FCC Matters. Except as set forth on Schedule 6.16, no such Seller nor any of its Subsidiaries holds any permits or other Licenses issued by the FCC. No Consent of, or approval by, the FCC is required in connection with the transfer of the Transferred Assets from such Seller to Buyer or Newco pursuant to the terms hereof.

            Section 6.17. Intellectual Property. Such Seller or one of its Subsidiaries owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property, and all of the right, benefits, and privileges associated therewith, that is material to the conduct of the Business as currently conducted (and as conducted as of the Closing Date). To the Knowledge of such Seller, no such Seller or its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other Person. Schedule 6.17 identifies all registered trademarks, service marks and patents of Sellers and all pending applications with respect to patents, trademarks or services marks used or for use in the Business.

            Section 6.18. Insurance. Schedule 6.18 sets forth a complete list of insurance policies and surety bonds which such Seller maintains with respect to the Transferred Assets. All such policies are in full force and effect and shall remain in full force and effect through the Closing Date; all premiums with respect thereto covering all periods up to and including the date hereof have been paid (and covering all periods up to and including the Closing Date will be paid prior to the Closing Date); and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth on
Schedule 6.18, such Seller has not been refused any insurance with respect to the Transferred Assets by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

            Section 6.19. Restrictive Covenants. Except as set forth on Schedule 6.19, no such Seller or its Affiliates is a party to or bound by any covenant not to compete or restricting the development, manufacture, marketing, sale or distribution of, or other right with respect to, any products or services related to the Transferred Assets.

            Section 6.20. Brokers. Except for Merrill Lynch & Co., whose compensation shall be paid by Sellers, Sellers represent and warrant to Buyer that none of them nor any of their Affiliates has authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement or the High Power Agreement and the negotiations leading thereto which will have a right of payment from or claim against Buyer or any of its Subsidiaries or Affiliates.

            Section 6.21. Indebtedness. Except as set forth in the Form 10-Q filed with respect to the quarter ended September 30, 1998 and on Schedule 6.21, no such

Seller or its Subsidiaries has any outstanding indebtedness for borrowed money or representing the deferred purchase price of property or services or similar Liabilities, including any guarantee in respect thereof, or is a party to any agreement, arrangement or understanding providing for the creation, incurrence or assumption thereof.

            Section 6.22. Liens. Except as set forth on Schedule 6.22, no such Seller or its Subsidiaries has granted, created or suffers to exist with respect to any of its assets, any Lien of any kind or nature whatsoever (other than Permitted Liens).

            Section 6.23. Leases. (a) Schedule 6.23(a) contains a list of all Leases.

            (b) All Leases were entered into in the Ordinary Course of the Business of such Seller or its Subsidiaries. None of the Leases requires any payments or the performance of any obligations that could reasonably be expected to have a Material Adverse Effect on such Seller. Except as set forth on
Schedule 6.23(b), such Seller or its Subsidiaries, and, to the Knowledge of such Seller and its Subsidiaries, the other party or parties thereto have complied in all material respects with the provisions of each Lease and are not in default thereunder (and there does not exist any condition which, after notice or lapse of time or both would constitute a default thereunder by such Seller, its Subsidiary, or, to the Knowledge of such Seller and its Subsidiaries, the other party or parties thereto). To the Knowledge of either Seller and their Subsidiaries, each Lease is legal, valid, binding, enforceable and in full force and effect. No party to any Lease has repudiated any provision thereof and neither such Seller nor its Subsidiaries has any reason to believe that the other party or parties to any such Lease intends to exercise any right of cancellation, termination or non-renewal thereof. All facilities subject to Facility Leases are supplied with utilities and other services necessary for the operation of such facilities as presently operated.

            (c) Except as set forth on Schedule 6.23(c), each Lease is assignable to Buyer without the Consent of, with or to any third party or any increase in any payment or change in any term provided for thereunder, and no Lease requires the Consent of, with or to any other party thereto or any increase in the payment or change in any term provided for thereunder in connection with the transactions contemplated hereby.

            Section 6.24. Tangible Property. With respect to the tangible properties and assets of such Seller and its Subsidiaries (excluding real property) that are material to the conduct of the Business, such Seller and its Subsidiaries have good title to, or hold pursuant to valid and enforceable leases, all such properties and assets. All of the assets of such Seller and its Subsidiaries used in the Business have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the Ordinary Course of Business, except where the failure to be in such repair or condition or so usable would not individually or in the aggregate, have a Material Adverse Effect on Seller.

            Section 6.25.  Programming Arrangements.

            (a) Except as set forth on Schedule 6.25(a), there are no specific penalties, termination fees or other similar Liabilities that would be due under any programming Contract as a result of Buyer terminating such Contract upon the Shutdown Date;

            (b) Except as set forth on Schedule 6.25(b), there are no minimum guarantees on either the number of Subscribers or payment amounts due under any programming Contract, excluding penetration requirements relating to volume or penetration based rate discounts;

            (c) Except as set forth on Schedule 6.25(c), there are no monetary commitments by Sellers to promote or market any particular programming service or group of services in excess of Three Million Dollars ($3,000,000) in the aggregate;

            (d) Under Sellers' programming packages currently in effect, and assuming a gradual "wind down" of the Business, there are no requirements in any programming Contract requiring Sellers to repackage any of its current programming packages;

            (e) Except as disclosed on Schedule 6.25(e), there are no programming Contracts to which Seller is a party which contain (i) a "change in control" or similar provision giving any third party additional rights or materially changing the terms of such programming Contract, including permitting termination or renegotiation of such programming Contract or (ii) restrictions on the assignment of such programming Contract;

            (f) Except as set forth on Schedule 6.25(f), there are no affirmative obligations on the part of Seller to provide additional services or channels in the event Sellers' channel capacity is increased due to technological circumstances or otherwise;

            (g) Except as set forth on Schedule 6.25(g), there are no provisions in any programming Contract to which any Seller is a party which permits a program services provider to choose between its current programming agreement with such Seller and its current programming agreement with Buyer due to the fact that after the Closing Date, the Business will be controlled by an Affiliate of Buyer, including permitting such program services provider to take the terms of the agreement with Buyer and substituting such agreement for its current arrangement with Seller, or vice versa;

            (h) Except as disclosed on Schedule 6.25(h), no "most favored nation" or other material Liabilities under any programming Contract will attach to Buyer as a result of the consummation of the transactions contemplated hereby;

            (i) Seller's arrangement with American Sky Broadcasting, LLC, for out-of-market distribution rights to Major League Baseball games provides the exclusive rights to distribute such programming over all medium-power and high-power satellite distribution systems;

            (j) Except as set forth in Schedule 6.25(j), none of such Seller's programming Contracts are subject to renewal prior to December 31, 2000 (and none have renewal options in favor of a programmer), nor will any negotiation period relating to the renewal or extension of any programming Contract commence prior to December 31, 2000;

            (k) Schedule 6.25(k) sets forth the Contracts entered into by Sellers pursuant to which program services providers have provided launch support to Sellers in connection with the Business which would require Seller to repay such obligations as of the Closing Date or the Shutdown Date and the terms of any repayment obligation relating thereto;

            (l) Except as set forth on Schedule 6.25(l), there are no affirmative obligations under any programming (or similar) agreement to carry any additional programming channels (or feeds thereof) above and beyond what such Seller currently carries.

            Section 6.26. Subscribers. Schedule 6.26 sets forth the approximate total number of Subscribers with accounts not disconnected as of the date set forth therein.

            Section 6.27. Private Placement. Primestar will acquire the Parent Securities in accordance with this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Primestar has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Parent Securities and is able to bear the economic risk of such investment. Primestar acknowledges and agrees that none of the Parent Securities have been or will be registered under the Securities Act at the time of delivery and that such Parent Securities may be sold or disposed of in the absence of registration only in accordance with the terms of this Agreement.


                               ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

            Each Stockholder represents and warrants to Buyer as follows:

            Section 7.1. Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to execute and deliver each document to be delivered by it pursuant to this Agreement and to perform all of its obligations hereunder and thereunder. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary and proper action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

            Section 7.2. Noncontravention. The execution and delivery by such Stockholder of this Agreement and each other document to be delivered by it pursuant to this Agreement and the performance by such Stockholder of its obligations to be performed hereunder will not (A) contravene or conflict with the organizational documents of such Stockholder or any of its Subsidiaries; (B) contravene or conflict with or constitute a violation of any provision of any Law or License (subject to compliance with the HSR Act and the rules and regulations promulgated thereunder, and the Regulatory Provisions) to which such Stockholder or any of its properties or assets is subject; or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, cause such Stockholder to make an offer to purchase under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under, any Contract, Lease, Lien or other arrangement to which such Stockholder is a party or by which it is bound or to which any of its assets or properties is subject other than any loss of benefit, Lien or any other such event which would not have a Material Adverse Effect on such Stockholder.


                              ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

            Section 8.1. Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would neither have a Material Adverse Effect on Buyer nor materially impair or delay the ability of Buyer to consummate the transactions contemplated hereby.

            Section 8.2. Authority Relative to this Agreement. Buyer has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform all of its obligations hereunder. Buyer has all requisite power and authority, corporate or otherwise, to execute and deliver each instrument of transfer and other document to be delivered by it pursuant to this Agreement and to perform all of its obligations hereunder and thereunder. Other than the consent of the Board of Directors of GM, the execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder have been duly authorized by all necessary and proper corporate action. Buyer hereby agrees that it will recommend approval of this Agreement and the transactions contemplated hereby to the Board of Directors of GM. Except as contemplated in this Section 8.2, no consent of the stockholder of Buyer is required in connection with the execution, delivery and performance of this Agreement by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Each instrument of transfer and other document to be delivered by Buyer pursuant to this

Agreement will be duly executed and delivered by Buyer and, when so executed and delivered, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            Section 8.3. Noncontravention. The execution and delivery by Buyer of this Agreement and each instrument of transfer and other document to be delivered by Buyer pursuant to this Agreement, the performance by Buyer of its obligations to be performed hereunder and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer or its Subsidiaries; (B) contravene or conflict with or constitute a violation of any provision of any Law or License (subject to compliance with the HSR Act and the rules and regulations promulgated thereunder) to which Buyer or any of its properties or assets is subject; or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, cause Buyer to make an offer to purchase under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under, any Contract, Lease, Lien or other arrangement to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject or result in the creation or imposition of any Liens (other than Permitted Liens) on any assets of Buyer, other than any loss of benefit, Lien or any other such event which would not have a Material Adverse Effect on Buyer or adversely affect the ability of Buyer to consummate the transactions contemplated hereby or by any instrument of transfer or other document to be delivered by Buyer pursuant to this Agreement.

            Section 8.4. Governmental Authorization. The execution and delivery by Buyer of this Agreement and each instrument of transfer or other document to be delivered pursuant to this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by Buyer of its obligations to be performed hereunder, do not require any Consent of, with or to any Governmental Entity, except (A) for compliance with any applicable requirements of the HSR Act and the rules and regulations thereunder, and (B) where the failure to obtain or make such Consents would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent Buyer from performing its obligations under this Agreement or any instrument of transfer or other document to be delivered pursuant to this Agreement in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

            Section 8.5. Litigation. There is not in effect any judgment, ruling, order, writ, decree, stipulation or injunction by or with any Governmental Entity to which Buyer or any of its Affiliates is party or by which Buyer or any of its Affiliates or any properties or assets of any of the foregoing is bound, and which relates to or affects the Transferred Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby, and
(ii) none of Buyer or any of its Affiliates is party to, engaged in or, to the Knowledge of Buyer, threatened with any Action which relates to or affects the Transferred Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby, and, to the Knowledge of Buyer, no event has occurred and no condition exists which could reasonably be expected to result in any such Action.

            Section 8.6. Brokers. Except for Goldman, Sachs & Co., whose compensation shall be paid by Buyer, Buyer represents and warrants to Sellers that it has not authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement or the High Power Agreement and the negotiations leading thereto which will have a right of payment from or claim against Sellers or any of their Subsidiaries or Affiliates.


                               ARTICLE IX

                                COVENANTS

            Section 9.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, each Seller will, and will cause each of its Subsidiaries to, conduct its operations in the Ordinary Course of Business (including the continued maintenance, servicing and refurbishment and retrieval of IRDs) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, and seek to keep available the service of its current officers and key employees and seek to preserve its relationships with master sales agents, Full Service Providers, customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing Date, each Seller shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer (which will not unreasonably be withheld or delayed):

            (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument) in a manner that would reasonably be likely to have an adverse effect on the Business, the Transferred Assets or the rights of Buyer hereunder;

            (b) except in connection with the Debt Tender Condition, or as otherwise provided herein or consistent herewith, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such Seller or any of its Subsidiaries, provided, that any such action taken in connection with the Debt Tender Condition, may only be taken by such Seller if such action would not interfere with, or be inconsistent with, the rights of Buyer under this Agreement and would not be reasonably likely to result in a Material Adverse Change;

            (c) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of such Seller;

            (d) except as contemplated by this Agreement, (i) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner (other than any Stay Bonuses paid in accordance with the terms hereof or any other stay bonuses paid at such Seller's expense that such Seller reasonably determines in good faith to be necessary to retain the services of the recipients thereof through the Closing Date); provided, that such Seller may amend its severance plans as long as such amendment does not increase the Liability of Buyer or adversely affect Buyer's rights hereunder; or (ii) except for normal increases in the Ordinary Course of Business that, in the aggregate, do not result in a material increase in benefits or compensation expense to either Seller, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units);

            (e) except as set forth on Schedule 9.1(e), hire or retain any individual as an employee of or consultant to such Seller or any Subsidiary of such Seller, except in the Ordinary Course of Business;

            (f) except as set forth on Schedule 9.1(f), modify in any material respect any Material Contract or enter into or renew any material Contract which, if in effect on the date hereof, would have been required to be disclosed on Schedule 6.11(a);

            (g) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

            (h) revalue any of its assets, including writing up or down the value of inventory or writing-off notes or accounts receivable other than in the Ordinary Course of Business;

            (i) make or revoke any tax election or settle or compromise any tax liability material to such Seller, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than such revocation, settlement, compromise or change that does not increase any Liability of Buyer or adversely affect Buyer or its rights hereunder;

            (j) pay, discharge or satisfy any material claims or Liabilities, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Primestar and its Subsidiaries;

            (k) settle or compromise any pending or threatened material Action or Contractual claim or initiate or join any material Action or Contractual claim, including any Action or claim arising under the Loral Contract, other than any such Action or claim relating to any Excluded Assets or Excluded Liabilities; provided, that, in each case, such settlement or compromise does not increase any Liability of Buyer or adversely affect Buyer or its rights hereunder;

            (l) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the Ordinary Course of Business and in amounts not material to such Seller and its Subsidiaries, taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the Ordinary Course of Business and in amounts not material to such Seller and its Subsidiaries, taken as a whole; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in the Ordinary Course of Business and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of such Seller or its Subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

            (m) except as contemplated by the High Power Agreement, (i) acquire, sell, lease or dispose of any assets outside the Ordinary Course of Business or any assets which in the aggregate are material to such Seller and its Subsidiaries, taken as a whole; (ii) enter into any commitment or transaction outside the Ordinary Course of Business; or (iii) grant any exclusive distribution rights;

            (n) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $1 million, other than the purchase of 75,000 IRDs under the GI Contract pursuant to purchase orders in effect on the date hereof and purchases of Dishes, LNBs, Primefinder Remotes and other equipment in the Ordinary Course of Business at the expense of Sellers; or (iii) enter into or amend any Contract providing for the taking of any action that would be prohibited hereunder;

            (o) modify or alter any of its programming content or the Subscriber acquisition and packaging offers currently being utilized or enter into any new programming Contracts, other than any commercially reasonable response to promotional market activity of any multichannel video programming distributor which is intended by Seller to retain existing Subscribers or to obtain new Subscribers;

            (p) disclose to any Person other than Buyer or its representatives any Records or other information regarding any Subscribers; or

            (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 9.1(a) through Section 9.1(p) or any other action which would make any of the representations or warranties of such Seller contained in this Agreement untrue or incorrect.

            Section 9.2. No Solicitation. Except for the transactions contemplated by this Agreement until the Closing Date, such Seller and its Affiliates shall not, nor shall such Seller or its Affiliates authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant, or other representative retained by, such Seller or such Affiliates to, directly or indirectly, solicit, initiate, encourage or entertain (including by way of furnishing information) discussions, inquiries, offers or proposals or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any Person which constitutes or concerns, or may reasonably be expected to lead to, any transaction involving any proposal or offer to acquire all or any portion of the Transferred Assets. Such Seller shall promptly (and in any event within two Business Days) notify Buyer in writing of any inquiry they receive from any Person (and shall set forth in such notice the identity of such Person) with respect to the subject matter of the first sentence of this Section 9.2. Each Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing. Each Seller will (x) promptly request all Persons who heretofore have executed a confidentiality agreement in connection with such Persons' consideration of acquiring the Transferred Assets to return or destroy all confidential information heretofore furnished to such Persons by or on behalf of Seller and (y) enforce all obligations under such confidentiality agreements. At the Closing, each Seller will assign to Buyer all its rights under all confidentiality agreements relating to the sale of or other transactions involving the Transferred Assets. Upon the Closing, the Confidentiality Agreement will be terminated.

            Section 9.3. Representations and Warranties. Each Seller will not nor will any of them permit any of their respective Affiliates to take or agree or commit to take any action on or prior to the Closing Date that could reasonably be expected to result in any of its representations and warranties hereunder being untrue.

            Section 9.4.  Access to Information.

            (a) From the date of this Agreement through the Closing Date, each Seller shall afford to Buyer and its representatives free and full access at all reasonable times to the properties, personnel, books and records (including Material Contracts, marketing materials and customer satisfaction reports) relating to the Transferred Assets and the Assumed Liabilities (such access not to unreasonably interfere with the business of any Seller) in order that the Buyer and its representatives may have full opportunity to make such investigations as they may reasonably desire to make of all matters relating to the transactions contemplated hereunder. Any proprietary information provided pursuant to this Section 9.4(a) shall be kept confidential by Buyer and shall not be revealed to any Person other than the respective officers, directors, employees, agents and representatives of such parties (it being agreed that Buyer shall be liable for any breach of this Section 9.4(a) by any of its officers, directors, employees, agents and representatives), except to the extent such information (i) is or becomes generally available to the public (other than as a result of a breach of this Section 9.4(a) by Buyer), (ii) was previously known by Buyer, (iii) hereafter is disclosed to Buyer without restrictions on its use by a Person who, to the Knowledge of Buyer, is not bound by an agreement of confidentiality with any Seller with respect thereto; or (iv) is required to be disclosed under any applicable Law or under subpoena or other legal process. No such investigation shall diminish in any respect any of the representations or warranties of any Seller or Buyer's rights in respect of any inaccuracy or breach thereof. The parties hereto shall be entitled to seek injunctive relief or such other remedy as may be available at law or in equity for any breach by another party of this
Section 9.4(a).

            (b) Between the date hereof and the Closing Date, Primestar shall furnish to Buyer (i) within two Business Days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Primestar's Chief Executive Officer and/or the Stockholders and (ii) at the earliest time at which they are available and prior to filing thereof with the SEC, such quarterly and annual financial statements as are prepared for Primestar's SEC filings, which shall be in accordance with the books and records of Primestar, and drafts of all such SEC filings.

            (c) Buyer will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning Primestar and its Subsidiaries furnished to Buyer in connection with the transactions contemplated by this Agreement to the extent required by the Confidentiality Agreement.


            (d) For a period of four years beginning on the Closing Date, Buyer agrees to make available to each Seller and its representatives, at reasonable times and at such Seller's expense and in a manner that will not unreasonably interfere in any material respect with Buyer's business (and such Seller shall enter into an appropriate confidentiality agreement with Buyer in connection therewith): (i) personnel of Buyer (including Transferred Employees) and (ii) books and records of the Business through the Closing Date, including the Records, in each case, as necessary in order to assist Seller and its Affiliates in (i) making all required or appropriate regulatory filings and other reports relating to the Excluded Assets, Excluded Contracts and Excluded Liabilities or (ii) defending against or asserting claims arising out of or relating to the Excluded Assets, Excluded Contracts and Excluded Liabilities.

            Section 9.5. Notices and Consents. Buyer shall give all required notices to third parties, and shall use its commercially reasonable efforts to obtain any material third-party Consents that may be required, in connection with the transactions contemplated by this Agreement. Each Seller shall give all required notices to third parties, and shall use its commercially reasonable efforts to obtain all required Consents, including all required Consents of Governmental Entities and bondholders or lenders of Primestar or any of its Affiliates, and any other material third-party Consents that may be required or that Buyer reasonably may request, in connection with the transactions contemplated by this Agreement. Within five Business Days following the date of this Agreement (but in no event prior to approval of this Agreement by the Board of Directors of GM), Buyer and each Seller shall file any Notification and Report Forms and related materials that it may be required to file with the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the HSR Act, and shall make any further filings pursuant thereto that may be necessary, proper or advisable. As promptly as is practicable after the date of this Agreement, Buyer and each Seller shall take any additional action in connection with any other Consents of, to or with any Governmental Entities and third parties that it may be required to give, make or obtain and shall refrain from taking any action the purpose or effect of which could reasonably be expected to make it less likely that such Consents will be given, made or obtained on the terms provided for in this Agreement. Without limiting the generality of the foregoing, Buyer and each Seller shall: (i) cooperate in all respects with each other in connection with any filing, submission, adversarial proceeding or the timing thereof; (ii) in connection with any investigation or other inquiry, including any proceeding initiated by a private party, keep the other parties hereto informed on a timely basis of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division, the FCC or any other Governmental Entity and of any material communication received or given in connection with any Action by a private party, in each case regarding any of the transactions contemplated by this Agreement, and permit any other party hereto to preview any material communication given by or to it; and (iii) consult with each other, in advance of any meeting or conference with such Governmental Entities or in connection with any Action by a private party. Buyer and each Seller will use their commercially reasonable efforts to obtain such approvals as promptly as possible and, in this regard, provide all information reasonably requested, assist and cooperate with one another to make the necessary filings and take such steps as may be necessary to secure the non-objection of the relevant antitrust and regulatory authorities.

            Section 9.6. Notification of Certain Matters. Each Seller, on the one hand, and Buyer, on the other, shall give prompt notice to each other of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (ii) any material failure of a party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by a party hereto or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Closing Date, under any contract or agreement material to the financial condition, properties, businesses or results of operations of a party hereto and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect on a party hereto; provided, that the delivery of any notice pursuant to this Section 9.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to Buyer.

            Section 9.7. Public Announcements. No press release or announcement concerning the transactions contemplated hereby will be issued by any party hereto without the prior consent of the other parties hereto, except as such release or announcement may be required by Law in which case the party required to make the release or announcement will allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

            Section 9.8. Employee Matters. (a) Transferred Employees. Prior to the Closing Date, Buyer shall provide Primestar with a list of employees of the Sellers to whom Buyer proposes to offer employment effective as of the Closing Date ("Potential Transferred Employees"). With respect to each Potential Transferred Employee who accepts employment with Buyer as of the Closing Date or Transition Employee who accepts employment with Buyer during his or her Transition Period (each a "Transferred Employee" and, collectively "Transferred Employees"), Buyer shall provide such employee with: (i) vacation and sick leave to the extent accrued, unused and reflected in Working Capital Liabilities as of the Closing Date, (ii) past service credit for eligibility and vesting purposes under the Buyer's employee welfare benefit plans and 401(k) plan for their period of employment on record with the Sellers and (iii) past service credit for vesting only under the Buyer's "Non-Bargaining Retirement Plan" for their period of employment on record with the Sellers; provided, that such service recognition does not result in any duplication of benefits. Each Transferred Employee who completes one year of employment during which the Transferred Employee completed 1,000 hours of service with Buyer shall accrue a benefit under the Buyer's "Non-Bargaining Retirement Plan" with respect to such year. Each such Transferred Employee shall be credited, in accordance with the terms of the Buyer's "Non-Bargaining Retirement Plan", only with his or her period of employment with the Buyer for eligibility for early retirement subsidies under such plan. Past service credit for employment with the Sellers shall not be granted for purposes of benefit accrual and early retirement subsidies. Individuals who terminate their employment with the Sellers prior to the Closing Date and are subsequently hired by Buyer shall not be entitled to any past service recognition under this
Section 9.8.

            (b) Transition Employees. Within 30 days after the date hereof, Buyer shall notify Primestar in writing of the names of any of the employees of the Sellers which Buyer would like the Sellers to continue to employ after the Closing Date ("Potential Transition Employees"), but in no event beyond a date specified in writing by Buyer within six months following the Closing Date ("Wind-up Date"). Buyer may revise its list of Potential Transition Employees at any time. Potential Transition Employees who remain actively employed on the Closing Date (including employees absent solely by reason of vacation, but excluding employees absent for any other reason) shall constitute "Transition Employees," and Seller shall continue to employ and to make available to Buyer the services of each such employee from the Closing Date through the earlier of
(i) the Wind-up Date or (ii) with respect to any such employee, any date designated in a written notice provided by Buyer to Sellers, at least 30 calendar days prior to such date ("Transition Period"). The Transition Period need not be the same for each Transition Employee, and the provision for 30 days prior notice by Buyer of its termination of any Transition Employee's services shall not be required if such termination is for "cause" (as determined by Buyer in good faith in accordance with its policies with respect to its employees).

            (c) Buyer shall promptly reimburse the Sellers for the salary and Benefit Plan payments (excluding payments relating to stock option, stock purchase, stock appreciation, bonus or other incentive compensation, relocation benefits, and similar plans or arrangements) arising solely from the employment of Transition Employees during their respective Transition Periods; provided, however, that Buyer



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
shall not be liable or otherwise responsible for: (i) any increases in salary or wage rates granted after the date hereof, (ii) any costs relating to changes to the Benefit Plans after the Closing Date, (iii) severance benefits and (iv) any payments arising from the employment of Transition Employees by Sellers before or after the applicable Transition Period. Notwithstanding the preceding sentence, to the extent a Benefit Plan is covered by an insurance policy, Buyer shall reimburse the Sellers for the applicable premiums (and not benefit payments), net of employee contributions. Sellers shall not be obligated to re-hire or take any other action with respect to Transition Employees who resign from employment with the Sellers prior to the Closing Date.

            (d) Sellers specifically acknowledge and agree that they shall be exclusively responsible for any and all Liabilities arising under Workers Adjustment and Retraining Notification Act or Part 6, Title I of ERISA (COBRA), or similar Laws with respect to their employees, including Transferred Employees and Transition Employees, with respect to their termination of employment with the Sellers and such employees' eligible dependents and beneficiaries.

            (e) Notwithstanding the foregoing, Sellers shall be responsible for all severance benefits paid or payable with respect to any employee of Buyer, whose employment is terminated prior to the first anniversary of the Closing Date and for any employee of Seller (including any Transition Employee) whose employment is terminated at any time. Buyer shall be responsible for all severance benefits paid or payable with respect to any Transferred Employee whose employment is terminated at any time beginning the day after the first anniversary of the Closing Date.

            (f) Primestar will consult with Buyer in good faith in determining which employees should receive Stay Bonuses. If the Closing occurs and Seller complies with such obligation, Buyer agrees to reimburse the Sellers (or, at Buyer's option, increase the Purchase Price by the amount of such Stay Bonus) for any Stay Bonuses paid to its employees after and for employment with Sellers through April 1, 1999, but in no event shall Buyer be obligated to reimburse Sellers for (i) the amount of any Stay Bonus for any employee exceeding the applicable amount set forth in the most recent Stay Bonus plan document provided to Buyer prior to the date hereof or (ii) more than $2 million in the aggregate. Primestar represents to Buyer that as of the date hereof the amount of Stay Bonuses it is considering offering would be between $1.8 million and $2.5 million in the aggregate.




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
            (g) Solicitation of Employees. Sellers, the Stockholders and their respective Affiliates shall not solicit or assist any other Person to solicit for employment or otherwise offer employment to:

            (i) any employees of the Sellers for the period from the date hereof through and including the thirtieth (30th) day following the Closing Date;

            (ii) any Potential Transition Employees, Potential Transferred Employees or Transition Employees prior to the 60th day following the later of the Closing Date or the date any such employee first becomes a Transition Employee, if at all; and

            (iii) any Transferred Employee prior to the second anniversary of the Closing Date;

provided, however, that Sellers and Buyer shall reasonably cooperate in good faith to identify those Transition Employees whose services are essential to the efficient, effective and orderly transfer of the Business to Buyer and thereafter the operation of the Business by Buyer and that Sellers, the Stockholder and their respective Affiliates shall not induce any such employees to terminate their employment prior to the end of their Transition Period if such termination would materially disrupt the efficient, effective and orderly transfer of the Business to Buyer.

            Section 9.9. Tax Matters. Each Seller and Buyer shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax returns and filings and other information as may be reasonably required for the preparation by Buyer or such Seller of any Tax returns, elections, consents or certificates required to be prepared and filed by Buyer or such Seller and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes in connection with the transactions contemplated hereby. Seller will retain and provide to Buyer all records and other information which may be relevant to any such Tax return, audit or examination, proceeding or determination, and will provide Buyer with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other party for any period. Without limiting the generality of the foregoing, Seller will retain copies of all Tax returns, supporting work schedules and other records relating to Tax periods or portions thereof ending prior to or on the Closing Date.




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
            Section 9.10.  Commercially Reasonable Efforts; Further Assurances.

            (a) Each of Buyer and Seller will use its commercially reasonable efforts to cause to be fulfilled the conditions to the respective obligations of the other party set forth in Article X and Sellers agree to use all commercially reasonable efforts to satisfy the Debt Tender Condition as promptly as practicable after the date hereof.

            (b) From time to time, as and when requested by either party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including the orderly transfer and transition of the Transferred Assets to Buyer or Newco, as the case may be. None of the parties hereto shall take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement or the transactions contemplated hereby.

            (c) Anything contained in this Agreement to the contrary notwithstanding, none of the parties hereto will nor will any Affiliate thereof be required to commence litigation, divest or hold separate any business or assets or agree to any limitation on such party's or Affiliate's ability to control in any respect its business or operations in connection with the consummation of the transactions contemplated by this Agreement.

            Section 9.11. Billing and Customer Management Systems. Prior to the Closing Date, Primestar will cooperate with Buyer to facilitate the planning of the consolidation of billing, customer service and other business support systems.

            Section 9.12. Bulk Transfer Laws. Each Seller shall comply with the provisions of any bulk transfer and similar laws which may be applicable to the transactions contemplated by this Agreement.

            Section 9.13.  Subscriber List, Etc.

            (a) Each Seller and Stockholder agrees not to use or disseminate for any purpose after the date hereof any Records or other information with respect to Subscribers (or which would be of assistance in identifying Subscribers) in the possession of such Stockholder, including not using such information for any



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
marketing activities, including with respect to any direct marketing to such Subscriber by any multi-channel video program distributor.

            (b) Each Seller and Stockholder agrees to assist Buyer in negotiating with programming providers to ameliorate the adverse impact of provisions in programming Contracts that increase the cost per subscriber for such programming as the number of subscribers declines.

            Section 9.14. Shutdown. Buyer intends to terminate the provisions of the medium-power service on a day that is the last day of a calendar month between and including the months of March 2001 and September 2001. Buyer shall notify Primestar in writing within 60 days after the Closing Date as to the Shutdown Date. Notwithstanding any other provisions of this Agreement to the contrary, Buyer shall only be responsible for Assumed Liabilities with respect to Contracts assumed by Buyer from the Closing Date through the Shutdown Date. Sellers shall be responsible for all obligations, covenants and other Liabilities with respect to such assumed Contracts, including the Shutdown Liabilities, for all periods beginning on the day after the Shutdown Date; provided, that no Seller shall be responsible to provide any services to Buyer with respect to such assumed Contracts for any period beginning after the Shutdown Date. In addition, if the actual termination of the medium-power business occurs on a date other than the Shutdown Date, no Seller shall be responsible to Buyer for any incremental Liabilities resulting from the termination on a day other than the Shutdown Date. Buyer agrees to assist Sellers in negotiating with programming providers to ameliorate the adverse impact of provisions in programming Contracts which impose on Sellers Shutdown Liabilities resulting from rebates or repayments made to program services providers that had previously provided launch support to Seller to the extent such cooperation would not impact the Business in any adverse respect or result in any additional expenses by Buyer.

            Section 9.15. Transfer Restrictions. (a) The transfer agent of Buyer's parent is authorized to place stop transfer instructions on its stock transfer records and may refuse to transfer any Parent Securities not transferred in compliance therewith or in compliance with the restrictions on transfer set forth herein. Each certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this Certificate have not been
            registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the



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
            conditions specified in the Stock Purchase Agreement dated ________, 1999 between Primestar and Buyer. A complete and correct copy of such Agreement is available for inspection at the principal office of the Buyer and will be furnished without charge to the holder of such shares upon written request."

            (b) Primestar and Buyer agree to use commercially reasonable efforts to enter into the Parent Security Documents as of the Closing Date. The Parent Security Documents will provide, among other things, that no Parent Securities may be transferred prior to the first anniversary of the Closing Date, other than transfers to the Stockholders in compliance with applicable Law. Buyer's parent will provide registration rights to Primestar in connection with the Parent Securities. These rights will consist of two demand registration rights which would only be available if registration under the Securities Act is required to effectuate the disposition of such securities; such registration would require notice from the holders of a majority of the Parent Securities. Buyer's parent will be entitled to defer any such registration for up to six months if it reasonably determines that registration of the Parent Securities could materially interfere with business activities or plans of Buyer or Buyer's parent. Buyer's parent will agree to incur the expenses in connection with any registration, other than the expenses of counsel to the holders of securities to be registered thereunder and any underwriting commissions and discounts payable in connection therewith and, in addition, Buyer's parent will agree to provide customary indemnification to each holder and the Affiliates thereof and any underwriters retained by such holders. Buyer's parent will also be entitled to select the managing underwriter of any underwritten registered offering, subject to the consent of such holders (which consent will not be unreasonably withheld). Buyer's parent and each holder intending to register its securities in an underwritten offering will be required to enter into customary underwriting agreements prior to such sale and provide customary indemnification to each such holder and their Affiliates, Buyer and the underwriters in connection with such registration.

            Section 9.16. Power of Attorney with Respect to Assets. On the Closing Date, each Seller (at its sole cost and expense) will constitute and appoint Buyer its true and lawful attorney, with full power of substitution, in its name and on its behalf but for the benefit of Buyer, to institute and prosecute all proceedings that Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Transferred Assets or the Assumed Liabilities, or to defend or compromise any Action in respect of any of such Transferred Assets or Assumed Liabilities, and to take all such action in relation thereto as Buyer shall deem



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
advisable. Each such party acknowledges that such powers will be coupled with an interest and will not be revocable by either of them for any reason. Buyer will retain for its own account any amount collected as a result of any action taken pursuant to the foregoing powers.

            Section 9.17. ResNet Communications, LLC and Global Interactive Communications Corporation. Primestar represents to Buyer that it has the right, prio to April 1, 1999, to exercise, without the payment of any consideration, an option (the "Option") to cause the sale for cash of its equity interest in ResNet Communications, LLC or Global Interactive Communications Corporation, as the case may be (the "Shares"). The parties agree that the Shares and the Option constitute Transferred Assets for purposes of this Agreement; provided, however, that Primestar will have the right to exercise the Option prior to the Closing Date (but will not have the right to transfer any of the Shares or the Option). If Primestar exercises the Option prior to the Closing Date, the proceeds therefrom will be shared equally by Primestar and Buyer. If Primestar does not exercise the Option prior to the Closing Date, the Shares and the Option will be transferred to Buyer on the Closing Date. If Buyer elects after the Closing Date (but prior to the time that the Final Working Capital Certificate is required to be delivered to Sellers pursuant to Section 4.2) to exercise the Option, the proceeds therefrom will be shared equally by Primestar and Buyer. If Buyer has not exercised the Option prior to the time that the Final Working Capital Certificate is delivered to the Sellers pursuant to Section 4.2, the Shares and the Option will be collectively reflected on the Final Working Capital Certificate as Working Capital Assets equal to 50% of the consideration which would be received by Buyer were it to exercise the Option. Buyer will have the sole right to retain any proceeds received from transferring the Shares or exercising the Option after the time of delivery of the Final Working Capital Certificate.


                                ARTICLE X

              CONDITIONS TO TRANSFER OF TRANSFERRED ASSETS

            Section 10.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the transfer of the Transferred Assets as contemplated in Section 2.1(a) are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:




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
            (a) Regulatory Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

            (b) No Injunctions or Restraints. No Law issued by any Governmental Entity or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

The parties hereto expressly acknowledge that the consummation of the transactions contemplated by the High Power Agreement is not a condition to the consummation of the transactions contemplated hereby.

            Section 10.2. Conditions to Obligations of Buyer. The obligations of Buyer to effect the transfer of the Transferred Assets as contemplated by
Section 2.1(a) are subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement (x) that are qualified as to materiality shall be true and correct in all respects and (y) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and each Seller shall have delivered to Buyer a certificate signed by one of its executive officers confirming the foregoing as of the Closing Date; provided, however, that the certification made with respect to the representations and warranties contained in Sections 6.9, 6.12(a) and 6.14(i) shall be satisfied if, as of the Closing Date, such representation or warranty shall not have become inaccurate in a manner that would reasonably be likely to result in a material diminution in the value of the Transferred Assets or the benefits expected to be derived by Buyer as a result of the transactions contemplated hereby or which otherwise would reasonably be likely to have a Material Adverse Effect on Buyer.

            (b) Performance of Obligations of Seller. Each and all of the covenants and agreements of Sellers to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects, and each Seller shall have delivered to Buyer a certificate signed by one of its executive officers confirming the foregoing as of the Closing Date.

            (c) Litigation, Etc. There shall not exist or have been instituted or be pending any Action (i) which could reasonably be expected to make illegal, or to materially delay or otherwise directly or indirectly materially restrain or prohibit, the consummation of the transactions contemplated by this Agreement, or which could reasonably be expected to result in material Damages in connection with the transactions contemplated by this Agreement, (ii) which could reasonably be expected to result in (x) the prohibition of ownership or the operation by Buyer of any portion of the Transferred Assets or (y) the Buyer being compelled to dispose of or to hold separately any portion of the business or assets of Buyer or its Affiliates or Subsidiaries as a result of the transactions contemplated by this Agreement, (iii) which could reasonably be expected to result in any material diminution in the benefits expected to be derived by Buyer as a result of the transactions contemplated by this Agreement or (iv) which otherwise has had or could reasonably be expected to have a Material Adverse Effect on Buyer or a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

            (d) Laws, Etc. On or after the date of this Agreement, there shall not exist or have been enacted, entered, enforced, promulgated or deemed applicable to the transactions contemplated by this Agreement, any Law or any other action taken by any Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of Section 10.2(c).

            (e) Consents. All material Consents of all Persons (including Governmental Entities) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of this Agreement by Sellers and Buyer, shall have been obtained and shall be in full force and effect. Without limiting the generality of the foregoing, all Consents set forth on Schedule 10.2(e) shall have been obtained and shall be in full force and effect.

            (f) No Material Adverse Change. There shall not have occurred (or reasonably be expected to occur) any Material Adverse Change.

            (g) Tax Certificates. Sellers shall have furnished to Buyer affidavits of non-foreign status that comply with Section 1445 of the Code and all tax clearance certificates or similar documents which may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

            (h) Opinion of Counsel. Buyer shall have received the opinions of Baker & Botts, L.L.P. counsel to Sellers, and the General Counsel of Seller, in a form reasonably agreeable to Buyer and Sellers.

            (i) Parent Security Documents. Primestar and its Affiliates, to the extent a party thereto, shall have executed and delivered the Parent Security Documents to be executed by such Person.

            (j) Additional Conditions. Buyer shall be satisfied and Sellers shall certify to Buyer to the effect that, there exists on such date no arrangements whereby any Seller or its Affiliates has any Contract or other interest with respect to any of the Transferred Assets except as expressly set forth hereunder.

            (k) Leasing Arrangements. (i) Arrangements reasonably satisfactory to Buyer shall be made to assure that Buyer will have continued access to the Boise, Idaho call center through the Shutdown Date on terms no less favorable than those terms currently provided to Primestar. Buyer agrees that the acquisition of the Boise facility by Buyer from the owner thereof, at Buyer's sole cost and expense (should Buyer and such owner elect to enter into any such transaction) will be one method sufficient to satisfy such condition.

      (ii) Primestar shall have made arrangements reasonably satisfactory to Buyer, whether through a sublease arrangement or otherwise, in order for Buyer to have the benefit on the same terms as those currently provided to Primestar, under those Excluded Contracts identified under the heading "Excluded Transition Contracts" set forth on Schedule 1.1(a)(iii) for the period of time specified on such schedule. For such specified period of time, Buyer shall be responsible for those obligations under such leases applicable to Primestar to the extent that such obligations arise from and after the Closing Date, including with respect to the rental fees owed under such leases.

            Section 10.3. Conditions to Obligations of Sellers. The obligation of Sellers to effect the transfer of the Transferred Assets as contemplated by
Section 2.1(a) is subject to the satisfaction or waiver by Primestar on or prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement (x) that are qualified as to materiality shall be true and correct in all respects and (y) that are not so qualified shall be true



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
and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have delivered to Seller, a certificate signed by an executive officer of Buyer confirming the foregoing as of the Closing Date; provided, however, that the certification made with respect to the representations and warranties contained in Section 8.5 shall be satisfied if, as of the Closing Date, such representation or warranty shall not have become inaccurate in a manner that would reasonably be likely to result in a material diminution in the value of the Transferred Assets or the benefits expected to be derived by Seller as a result of the transactions contemplated hereby or which otherwise would reasonably be likely, to have a Material Adverse Effect on Seller.

            (b) Performance of Obligations of Buyer. Each and all of the covenants and agreements of Buyer to be performed or complied with pursuant to this Agreement on or prior to the Closing Date shall have been fully performed and complied with in all material respects, and Buyer shall have delivered to Seller, a certificate signed by an executive officer of Buyer confirming the foregoing as of the Closing Date.

            (c) Opinion of Counsel. Seller shall have received the opinion of Weil, Gotshal & Manges LLP, counsel to Buyer, in a form reasonably agreeable to Buyer and Seller.

            (d) Parent Security Documents. Buyer shall have executed and delivered the Parent Security Documents to be executed by Buyer and the Parent Securities shall have been duly issued to Primestar.

            (e) Debt Tender Condition. The Debt Tender Condition shall have been satisfied.


                               ARTICLE XI

                               TERMINATION

            Section 11.1. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:




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
            (a)   by the mutual written agreement of Buyer and Primestar;

            (b) by either Buyer or Primestar, if the Closing Date shall not have occurred on or before April 30, 1999; provided, however, that neither Buyer, on the one hand, nor Primestar, on the other hand, may so terminate this Agreement if the absence of such occurrence is due to the failure of Buyer, on the one hand, or either Seller, on the other hand, to perform in all material respects each of its obligations required to be performed on or prior to the Closing Date;

            (c) by either Buyer or Primestar, if there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable;

            (d) by Buyer, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Primestar set forth in this Agreement, or if any representation or warranty of Primestar set forth in this Agreement shall have become untrue, in any such case such that the breach of such representation, warranty, covenant or agreement could reasonably be expected to have a Material Adverse Effect on the Sellers or the Transferred Assets; provided, that if such breach is curable by Primestar prior to April 30, 1999 through the exercise of its commercially reasonable efforts, then for so long as Primestar continues to exercise such commercially reasonable efforts to cure the same, Buyer may not terminate this Agreement pursuant to this Section 11.1(d);

            (e) by Seller, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer set forth in this Agreement shall have become untrue, in any such case such that the breach of such representation, warranty, covenant or agreement could reasonably be expected to have a Material Adverse Effect on the Buyer if not remedied prior to the Closing Date, provided, that if such breach is curable by Buyer prior to April 30, 1999, through the exercise of its commercially reasonable efforts, then for so long as Buyer continues to exercise such commercially reasonable efforts to cure the same, Seller may not terminate this Agreement pursuant to this Section 11.1(e);




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            (f) by Buyer or Primestar if the Board of Directors of GM shall not have approved this Agreement and the transactions contemplated hereby within 10 Business Days of the date hereof.

            Section 11.2. Effect of Termination. Except as set forth below in this Section 11.2 and subject to Section 13.5(c), in the event of the termination of this Agreement pursuant to Section 11.1, this Agreement, other than with respect to Sections 9.7, the second and fourth sentences of Section 9.4(a) and Section 14.6, which shall continue in effect, shall thereafter become void and have no effect, without any liability on the part of any party or its Subsidiaries or Affiliates in respect thereof, except that nothing herein will relieve any party from liability for any breach of this Agreement. If (i) the Sellers fail to obtain the requisite consent of bondholders specified in
Schedule 11.2 or waive such requirement prior to April 30, 1999, and (ii) this Agreement is terminated by Buyer or Sellers pursuant to Section 11.1(b), and
(iii) at the time of such termination the conditions to Closing contained in
Section 10.1(a), 10.1(b), 10.3(a) and 10.3(b) (other than the delivery by Buyer of the certificates of an executive officer of Buyer referred to in Section 10.3(a) and 10.3(b)) shall have been satisfied, Buyer shall be paid $7.5 million in cash. If, after such termination and prior to December 31, 1999, Primestar or its Subsidiaries enters into a transaction pursuant to which all or a substantial portion of the Transferred Assets would be acquired by or combined with any Person, Persons or group, Buyer shall be entitled to receive an additional $62.5 million in cash at the closing of such transaction (regardless of when the closing thereunder shall occur). The payment of such amount to Buyer shall be a condition to the entry into any such transaction by either Seller. The obligations to pay Buyer the monies described in this Section 11.2 will be joint and several obligations of each of the Sellers and the Stockholders.


                               ARTICLE XII

                                SURVIVAL


            Section 12.1. Survival. The respective representations and warranties of the Sellers and Buyer contained in this Agreement (other than the representations and warranties with respect to title contained in Section 6.4 and Taxes contained in Section 6.8 or on any related schedule hereto or in any certificate or document delivered pursuant hereto and representations and warranties with respect to brokers contained in Section 6.20 and Section 8.6) will survive the execution and delivery of



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this Agreement, the consummation of the transactions contemplated hereby and the
Closing Date and will continue in full force and effect until the earlier to occur of (i) the termination of this Agreement prior to the Closing Date and
(ii) two years after the Closing Date, and then terminate and expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. The representations and warranties with respect to Taxes contained in Section 6.8, or on any related schedule hereto or in any related certificate or document delivered pursuant hereto and the representations and warranties with respect to brokers contained in Section 6.20 and Section 8.6 will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date until 60 days after all applicable statutes of limitation (including any extensions thereof) have expired and then expire with respect to any theretofore unasserted claims arising out of or otherwise in respect of any falsity, breach or inaccuracy of such representations and warranties. The representations and warranties with respect to title contained in Section 6.4 or on any related schedule hereto or in any related certificate or document delivered pursuant hereto will survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the Closing Date without time limitation, but will terminate if this Agreement terminates prior to the Closing Date.


                              ARTICLE XIII

                             INDEMNIFICATION


            Section 13.1. Indemnification by Seller and the Stockholders. Subject to the other provisions of this Article XIII, each Seller and each Stockholder, jointly and severally (except that the obligation of GE American Communications, Inc. shall be several, as to its pro rata share, based on the percentage of equity ownership of GE American Communications, Inc. in Primestar), shall indemnify, defend and hold harmless Buyer and its Subsidiaries and Affiliates and their respective employees, directors, officers, stockholders, representatives and agents (collectively, the "Buyer Group") from and against, and pay or reimburse, as the case may be, the Buyer Group for, any and all Damages, as incurred, suffered by Buyer or any other member of the Buyer Group based upon, arising out of or otherwise in any way relating to or in respect of:




                                  68
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            (a) any falsity, breach or inaccuracy of any representation or warranty made by Sellers or Stockholders herein or in any certificate or other document delivered pursuant hereto (except that no Stockholder shall be obligated to provide indemnification for any falsity, breach or inaccuracy of any representation or warranty with respect to any other Stockholder);

            (b) any breach or violation of any covenant or agreement of Sellers or the Stockholders contained herein or in any certificate or other document delivered pursuant hereto;

            (c)   any Excluded Liability;

            (d) the enforcement by the Buyer Group of their rights to be indemnified, defended and held harmless under this Agreement; or

            (e) any Liability of any nature whatsoever, whether under federal or state securities laws or otherwise, in connection with the satisfaction or attempted satisfaction of the Debt Tender Condition.

            Section 13.2. Indemnification by Buyer. Subject to the other provisions of this Article XIII, Buyer shall indemnify, defend and hold harmless each Seller, its Subsidiaries and Affiliates and its employees, directors, officers, stockholders, representatives and agents (collectively, the "Seller Group") from and against, and pay or reimburse, as the case may be, the Seller Group for, any and all Damages, as incurred, suffered by Seller or any other member of the Seller Group based upon, arising out of or otherwise in any way relating to or in respect of:

            (a) any falsity, breach or inaccuracy of any representation or warranty made by Buyer herein or in any certificate or other document delivered pursuant hereto;

            (b) any breach or violation of any covenant or agreement of Buyer contained herein or in any certificate or other document delivered pursuant hereto;

            (c)   the Assumed Liabilities; or

            (d) the enforcement by the Seller Group of their rights to be indemnified, defended and held harmless under this Agreement.




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
            Section 13.3.  Procedures for Indemnification.

            (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) (a "Third Party Claim") as to which one or more parties (collectively, the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

            (b) If a Third Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor (subject to verification that any losses or costs in respect thereof constitute Damages and compliance with the other terms hereof), the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided that, if in any Indemnitee's reasonable judgment a conflict of interest exists in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnifying Party) and one local counsel to represent such Indemnitee and in that event the reasonable fees and expenses of each such counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as otherwise provided in the preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including acknowledging its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in



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connection with such Third Party Claim (including providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, all the Indemnitees shall reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

            (c) If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim (subject to verification that any losses or costs in respect thereof constitute Damages and compliance with the other terms hereof), the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Damages in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee (and the other members of the Buyer Group or the Seller Group, as the case may be) completely from all Liability in connection with such Third Party Claim, provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge that, in the reasonable opinion of the Indemnitee could reasonably be expected to materially and adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

            (d) Any claim on account of Damages which does not involve a Third Party Claim shall be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. If the Indemnifying Party does not dispute its liability to the Indemnitee with respect to the claim made in such notice by notice to the Indemnitee prior to the expiration of a 30-calendar-day period following the Indemnifying Party's receipt of notice of such claim, the claim shall be conclusively deemed a liability of the Indemnifying Party under this Agreement. The Indemnifying Party shall pay the amount of such liability to the Indemnitee on



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
demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 90th day after notice of such claim was given to the Indemnifying Party, the Indemnifying Party and the Indemnitee will resolve such dispute in accordance with Section 14.11.

            Section 13.4. Termination of Indemnification Obligations. The obligations of each party to indemnify, defend and hold harmless the other party and other Indemnitees (i) pursuant to Sections 13.1(a) and Section 13.2(a) shall terminate when the applicable representation or warranty expires pursuant to
Article XII, (ii) pursuant to Section 13.1(b) and Section 13.2(b) shall terminate upon the later to occur of (A) two years after the Closing Date and
(B) six months after the last day on which obligations described in Sections 13.1(b) and 13.2(b) shall have been required to be performed and (iii) pursuant to Sections 13.1(c), (d) and (e), and Sections 13.2(c) and (d) shall continue without time limitation and shall not terminate at any time; provided, however, that as to clauses (i) and (ii) above, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any individual item as to which the Indemnitee shall have, before the expiration of the applicable period, made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

            Section 13.5.  Certain Limitations.

            (a) No monetary amount shall be payable by Sellers or Buyer to any member of the Buyer Group or the Seller Group, respectively, with respect to the indemnification of any claims pursuant to Section 13.1(a) or Section 13.2(a), as the case may be (other than with respect to the representations and warranties in Sections 6.3, 6.4, 6.8, 6.14(i), 6.20 and 8.6) until the aggregate amount of Damages actually incurred by the Buyer Group or the Seller Group, as the case may be, with respect to all claims shall exceed on a cumulative basis Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold"), in which event Primestar and each of the Stockholders or Buyer, as the case may be, shall be responsible for the full amount of such Damages, including the initial $250,000 of Damages which are subject to the Threshold. Claims made pursuant to the representations and warranties contained in or made pursuant to Sections 6.3, 6.4, 6.8, 6.14(i), 6.20 and 8.6 will not be subject to the Threshold.



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            (b) Except for Damages arising out of, attributable to or resulting from any breach of the representations and warranties in Sections 6.3, 6.4, 6.8 and 6.14, no member of the Buyer Group or the Seller Group, as the case may be, shall have any right to obtain an indemnification payment under this Agreement to the extent amounts received by the members of such group as indemnification payments hereunder equal or exceed $500,000,000; provided, that the limitation on Damages set forth in this Section 13.5(b) shall in no way affect the amount of any Assumed Liabilities assumed by Buyer or the amount of Excluded Liabilities retained by Seller.

            (c) Anything contained herein to the contrary notwithstanding, and without limiting the rights of Buyer and the Buyer Group against Primestar, MDU and PLP hereunder, the indemnification provided for in this Article XIII shall be the sole and exclusive remedy of Buyer and the Buyer Group against the Stockholders with respect to the matters described in Sections 13.1(a) through
(e).

            In addition, if the transactions contemplated hereby are terminated prior to the Closing Date in accordance with the terms hereof, and without limiting any rights against Primestar, MDU and PLP, the Buyer Group will not have the right to seek indemnification from a Stockholder except with respect to
(i) any breach by Sellers of their obligation under Section 11.2, (ii) any breach by such Stockholder of its obligations hereunder to be performed prior to such termination and (iii) any Third Party Claim.

                              ARTICLE XIV

                           GENERAL PROVISIONS


            Section 14.1. Assignment. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto in their sole and absolute discretion, except that Buyer may (without obtaining any consent) assign its rights, interests or obligations under this Agreement, in whole or in part, to any direct or indirect Subsidiary. Any conveyance, assignment or transfer requiring the prior written consent of the other parties hereto which is made without such consent shall be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.




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            Section 14.2. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that members of the Buyer Group and the Seller Group shall be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder. The Stockholders are parties to this Agreement with respect to the following Sections and Articles only: Sections 3.2(j), 9.2, 9.8(g), 9.13 and 11.2 and Articles VII, XII, XIII and XIV.

            Section 14.3.  Amendment.   This Agreement cannot be amended,
modified or supplemented except by a written agreement executed by Buyer and Seller.

            Section 14.4. Waiver; Remedies. No failure or delay on the part of either Buyer or Seller in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Buyer or Seller of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and, except as otherwise provided in Section 13.5(c), are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

            Section 14.5. Effect of Investigation. All representations, warranties, covenants and agreements made by Seller in this Agreement or in any certificates, statements or other documents delivered pursuant to this Agreement shall be unaffected by any investigation made by or on behalf of Buyer or Knowledge obtained as a result thereof or otherwise.

            Section 14.6. Fees and Expenses. Each of Buyer, on the one hand, and Seller, on the other hand, agrees to pay, without right of reimbursement from the other, all costs and expenses incurred by it, incident to the performance of its obligations hereunder, including the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.



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            Section 14.7. Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three Business Days after being so mailed (one Business Day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications shall be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a)   If to Buyer:

                  Hughes Electronics Corporation
                  200 North Sepulveda Boulevard
                  El Segundo, California  90245

                  Attention:  Roxanne S. Austin
                              Chief Financial Officer
                  Telecopy:      (310) 322-1841

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153

                  Attention:  Frederick S. Green, Esq.
                  Telecopy:      (212) 310-8007

            (b) If to Sellers:

                  Primestar, Inc.
                  8085 South Chester
                  Englewood, Colorado 80112

                  Attention:  Carl Vogel
                              Chief Executive Officer
                  Telecopy:      (303) 712-4973




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                  with a copy to:

                  Baker & Botts, L.L.P.
                  599 Lexington Avenue
                  New York, New York 10022

                  Attention:  Marc A. Leaf
                  Telecopy:      (212) 705-5123


            (c) If to any Stockholder:

                  If to Cox:

                  1400 Lake Hearn Drive
                  Atlanta, GA  30319
                  Attention of Ajit Dalvi
                  Facsimile:  (404) 847-6542

                  With a separate copy delivered to:

                  Dow, Lohnes & Albertson
                  1200 New Hampshire Avenue, N.W.
                  Suite 800
                  Washington, DC  20036
                  Attention of Stuart Sheldon, Esq.
                  Facsimile:  (202) 776-2222

                  If to MediaOne:

                  US WEST Media Group, Inc.
                  188 Inverness Drive
                  Englewood, CO  80112
                  Attention of President
                  Facsimile:  (303) 858-5331





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
                  With a separate copy delivered to:

                  MediaOne Group, Inc.
                  188 Inverness Drive
                  Englewood, CO  80112
                  Attention of General Counsel
                  Facsimile:  (303) 858-5331

                  If to GE:

                  GE American Communications
                  Four Research Way
                  Princeton, NJ  08540
                  Attention: John Connelly
                  Facsimile: (609) 987-4440

                  With a separate copy delivered to:

                  Hogan & Hartson
                  555 13th Street, NW
                  Washington, D.C. 20004
                  Attention: Timothy A. Lloyd
                  Facsimile: (202) 637-5910

                  If to TWE:

                  290 Harbor Drive
                  Stamford, CT  06902
                  Attention of General Counsel,
                       Time Warner Cable
                  Facsimile:  (203) 328-4840

                  With a separate copy delivered to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY  10019
                  Attention of John T. Gaffney, Esq.
                  Facsimile:  (212) 474-3700



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
                  If to Newhouse:

                  5015 Campuswood Drive
                  East Syracuse, NY  13057
                  Attention of Robert J. Miron
                  Facsimile:  (315) 463-4127

                  With a separate copy delivered to:

                  Sabin, Bermant & Gould
                  350 Madison Avenue
                  New York, NY  10017
                  Attention of Arthur J. Steinhauer, Esq.
                  Facsimile:  (212) 692-4406

                  If to Comcast:

                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention: John R. Alchin
                  Facsimile:  (215) 981-7794

                  With a separate copy delivered to:

                  Comcast Corporation
                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention of Arthur R. Block
                  Facsimile:  (215) 981-7794

            Section 14.8. Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references contained in this Agreement, in any exhibit or schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or "$" shall mean United States Dollars. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement, all references herein to



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
schedules are to schedules to this Agreement and all references herein to exhibits are to exhibits to this Agreement.

            Section 14.9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and this Agreement supersedes all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto, other than the Confidentiality Agreement.

            Section 14.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

            Section 14.11. Dispute Resolution. Except as provided in Sections
4.2 and 4.3 and subject to Section 13.3, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 14.11. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration or otherwise. If any Dispute remains unsettled, a party hereto may commence proceedings hereunder by delivering a written notice from a Senior Vice President or comparable executive officer of such party (the "Demand") to the other parties providing reasonable description of the Dispute to the others and expressly requesting mediation hereunder. The parties hereby agree to submit all Disputes to non-binding mediation before a mediator reasonably acceptable to all parties involved in such Dispute. If, after such mediation, the parties subject to such mediation disagree regarding the mediator's recommendation, such Dispute shall be submitted to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in Los Angeles, California by three arbitrators acting by majority vote (the "Panel") selected by agreement of the parties not later than ten (10) days after delivery of the Demand or, failing such agreement, appointed pursuant to the



                                  79
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commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). The decision of the Panel shall be rendered promptly but in no event more than 60 days after the conclusion of submission of evidence. If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties subject to such arbitration may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each party to a Dispute shall have the right to audit the books and records of the other party to such dispute that are reasonably related to the Dispute; (ii) each party to a Dispute shall provide to the other, reasonably in advance of any hearing, copies of all documents which such party intends to present in such hearing; and (iii) each party to a Dispute shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the parties. The award shall be in writing and shall specify the factual and legal basis for the award. The
Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing party as the Panel deems fair and reasonable. Notwithstanding the foregoing, in no event may the Panel award consequential, special, exemplary or punitive damages. Any arbitration award, including injunctive relief, shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

            Section 14.12. Exhibits and Schedules; Disclosure. All exhibits and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement. Disclosure of any item in any section of or on any schedule to this Agreement shall not constitute disclosure of such item in any other section of or on any other schedule to this Agreement, whether or not the existence of the item or its contents should be or is relevant to any other section of or schedule to this Agreement, unless an explicit cross-reference thereto appears in such other section or schedule.

            Section 14.13. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.




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            Section 14.14. Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            Section 14.15. Interpretation. For the purposes of this Agreement,
(i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified, and (iv) the word "or" shall not be exclusive.




                     [SIGNATURES BEGIN ON NEXT PAGE]

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                              HUGHES ELECTRONICS CORPORATION

                              By: /s/ Charles H. Noski
                                  -----------------------------------------
                                  Name: Charles H. Noski
                                  Title: President


                              PRIMESTAR, INC.

                              By: /s/ Carl E. Vogel
                                  -----------------------------------------
                                  Name: Carl E. Vogel
                                  Title: Chief Executive Officer


                              PRIMESTAR PARTNERS L.P.,

                              by Primestar Partner 1, Inc. and Primestar
                                 Partner 2, Inc., as general partners

                              By: /s/ Carl E. Vogel
                                  -----------------------------------------
                                  Name: Carl E. Vogel
                                  Title: Vice President of each of Primestar
                                         Partner 1, Inc. and Primestar Partner
                                         2, Inc.


                              PRIMESTAR MDU, INC.

                              By: /s/ Carl E. Vogel
                                  -----------------------------------------
                                  Name: Carl E. Vogel
                                  Title: Vice President

                              TIME WARNER ENTERTAINMENT COMPANY, L.P.,

                              by  AMERICAN TELEVISION AND
                                  COMMUNICATIONS CORPORATION, a general partner

                              By: /s/ Spencer B. Hays
                                  -----------------------------------------
                                  Name: Spencer B. Hays
                                  Title: Vice President and Deputy General
                                         Counsel


                              ADVANCE/NEWHOUSE PARTNERSHIP,

                              by ADVANCE COMMUNICATIONS CORP., as general partner

                              By: /s/ William A. Futura
                                  -----------------------------------------
                                  Name: William A. Futura
                                  Title: Senior Vice President


                              COMCAST CORPORATION

                              By: /s/ Brian L. Roberts
                                  -----------------------------------------
                                  Name: Brian L. Roberts
                                  Title: President


                              COX COMMUNICATIONS, INC.

                              By: /s/ Jimmy W. Hayes
                                  -----------------------------------------
                                  Name: Jimmy W. Hayes
                                  Title: Senior Vice President, Finance

                              MEDIAONE OF DELAWARE, INC.

                              By: /s/ Miles L. Davenport
                                  -----------------------------------------
                                  Name: Miles L. Davenport
                                  Title: Vice President



                              GE AMERICAN COMMUNICATIONS, INC.

                              By: /s/ John F. Connelly
                                  -----------------------------------------
                                  Name: John F. Connelly
                                  Title: Chairman and Chief Executive Officer